Exhibit 10.79

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY INC.
OPTION AGREEMENT

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(a)	Conditions of Monsanto Canada	27
(b)	Conditions of Protiva	28
9	Termination	29
(a)	Breach by Company or Protiva	29
(b)	Breach of This Agreement by Monsanto Canada	29
(c)	Acquisition of Protiva or Arbutus by a Principal Competitor	30
(d)	Phase A	30
(e)	Phase B	30
(f)	Phase C	30
(g)	Survival	30
(h)	Rights Upon Termination	30
(i)	Rights and Obligations Upon Termination	30
10	Certain Covenants	30
(a)	Reporting	30
(b)	Exclusivity	31
11	Indemnification	31
12	Miscellaneous	31
(a)	Further Assurances	31
(b)	Notices	31
(c)	Entire Agreement	32
(d)	Amendments, Waivers and Consents	32
(e)	Binding Effect; Assignment	32
(f)	Public Announcements	32
(g)	General	32
(h)	Severability	32
(i)	Counterparts	33
(j)	Governing Law; Jurisdiction	33
(k)	Joint Research Committee	33
(l)	Disclosure of Protiva Project Compounds	35
(m)	Specific Enforcement	36
(n)	No Finder’s Fees	36
(o)	Titles and Subtitles	36
(p)	Delays or Omissions	36

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Exhibits

Exhibit A    -    Research Plan
Exhibit B-1    -    Intentionally Omitted
Exhibit B-2(i)    -    Option Plant Phase A Completion Criteria
Exhibit B-2(ii)    -    Option Insect Phase A Completion Criteria
Exhibit B-3(i)    -    Option Plant Phase B Completion Criteria
Exhibit B-3(ii)    -    Option Insect Phase B Completion Criteria
Exhibit B-4(i)    -    Option Plant Phase C Completion Criteria
Exhibit B-4(ii)    -    Option Insect Phase C Completion Criteria
Exhibit B-5(i)    -    Option Set-up Completion Criteria
Exhibit B-5(ii)    -    Option Shipment Completion Criteria
Exhibit B-6    -     Technology Transfer Completion Criteria
Exhibit C    -    PadCo-Protiva License and Services Agreement
Exhibit D    -    Protiva-Monsanto Services Agreement
Exhibit E    -     Intentionally Omitted
Exhibit F    -    Disclosure Schedule
Exhibit G    -    Intentionally Omitted
Exhibit H    -     Intentionally Omitted
Exhibit I    -     Intentionally Omitted
Exhibit J    -    Certain Knowledge Persons
Exhibit K    -     Intentionally Omitted
Exhibit L    -    PadCo-Protiva License and Services Agreement
Exhibit M    -    Protiva-Monsanto Services Agreement

Appendix A

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AMENDED AND RESTATED OPTION AGREEMENT
This AMENDED AND RESTATED OPTION AGREEMENT (this “Agreement”), made as of March 4, 2016 (the “Effective Date”) by and among Monsanto Canada, Inc., a Canadian corporation (“Monsanto Canada”), Arbutus Biopharma Corporation (formerly known as Tekmira Pharmaceuticals Corporation), a British Columbia corporation (“Arbutus”), Protiva Biotherapeutics Inc., a British Columbia corporation (“Protiva”), and Protiva Agricultural Development Company Inc., a British Columbia corporation (the “Company”).

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INTRODUCTION
A.Protiva previously formed the Company for the purpose of conducting a program to design and synthesize Compounds and/or Formulations and to conduct research and development activities for such Compounds and/or Formulations as described in the Research Plan (as amended and restated the “Research Program”).
B.The parties hereto entered into that certain Option Agreement dated January 12, 2014, pursuant to which, among other things, Protiva granted to Monsanto Canada an option for Monsanto Canada to acquire all of the outstanding capital stock of the Company from Protiva (as amended, the “Original Option Agreement”).
C.Concurrently with the execution of the Original Option Agreement, the Company and Protiva entered into a License and Services Agreement (the “Original PadCo-Protiva License and Services Agreement”), pursuant to which, among other things, (a) the Company allows Protiva to conduct services for the Company to design and synthesize Compounds and/or Formulations according to the Research Program and (b) Protiva granted the Company the Protiva License.
D.Concurrently with the execution of the Original Option Agreement, Protiva and Monsanto Company, a Delaware corporation (“Monsanto”), entered into a Services Agreement (as amended, the “Original Protiva-Monsanto Services Agreement”), pursuant to which, among other things, Monsanto conducts services for Protiva to screen Compounds and/or Formulations according to the Research Program.
E.The parties hereto desire to amend and restate the Original Option Agreement as set forth in this Agreement to facilitate Monsanto Canada’s exercise of the Call Option and further desire to (i) amend and restate the Original PadCo-Protiva License and Services Agreement in the form attached hereto as Exhibit L (the “PadCo-Protiva License and Services Agreement”) and (ii) amend and restate the Original Protiva-Monsanto Services Agreement in the form attached hereto as Exhibit M (the “Protiva-Monsanto Services Agreement”), concurrently with the parties’ execution and delivery of this Agreement.
F.Monsanto Canada desires to exercise the Call Option to acquire from Protiva, and Protiva desires to sell to Monsanto Canada, all of the outstanding capital stock of the Company, subject to terms and condition set forth herein.
G.As of the date hereof, Monsanto Canada has paid, or caused to be paid to Protiva, [***] pursuant to the Original Option Agreement.
In consideration of the foregoing and the agreements set forth below, the parties agree with each other as follows:

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1.Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
“Action” means any pending or threatened claim, demand, notice, action, suit, arbitration, proceeding or investigation.
“Affiliate” means, when used with respect to a specified Person, another Person that either directly or indirectly, now or hereafter, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person; provided, however, that until Monsanto has acquired all of the outstanding capital stock of the Company from Protiva, the Company shall not be an Affiliate of Monsanto Canada and none of Monsanto Canada or its Affiliates shall be an Affiliate of the Company. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, shall mean the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
“Agricultural Field” has the meaning in the PadCo-Protiva License and Services Agreement.
“Board” means the Board of Directors of the Company.
“Business Day” means any weekday on which banks are open for general banking business in St. Louis, Missouri and in Vancouver, British Columbia.
“Call Period” means the period commencing on the Effective Date of this Agreement and ending on the earliest to occur of (a) the Closing, (b) the expiration of the Option Notice Period without Monsanto Canada having exercised the Call Option, or (c) the termination of this Agreement in accordance with the terms of Section 9 without a Closing having occurred.
“Change of Control” means (a) the closing of the sale, transfer or other disposition (including by way of exclusive license) of all or substantially all of an entity’s assets, (b) the consummation of the merger or consolidation of an entity with or into another entity (except a merger or consolidation in which the members or stockholders of such original entity immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of such original entity or the surviving or acquiring entity), or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of Affiliated Persons (other than an underwriter of an entity’s securities), of an entity’s securities if, after such closing, such Person or group of affiliated Persons would hold fifty percent (50%) or more of the outstanding securities of such entity (or the surviving or acquiring entity).
“Code” means the Income Tax Act (Canada).

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“Commercial Milestone Payment” has the meaning given to such term in the PadCo-Protiva License and Services Agreement.
“Company Business” means discovering, identifying, characterizing and conducting research and Commercialization activities on Compounds and Formulations intended for the delivery of nucleic acids in the Agricultural Field.
“Company Licensed Intellectual Property” means the Intellectual Property licensed to the Company by any third party, including the Protiva Intellectual Property.
“Company Owned Intellectual Property” means all Intellectual Property owned by the Company.
“Compound” has the meaning given to such term in the PadCo-Protiva License and Services Agreement.
“Confidential Information” has the meaning in the PadCo-Protiva License and Services Agreement.
“Continuing JRC Term” has the meaning in the PadCo-Protiva License and Services Agreement.
“Controlled by” has the meaning in the PadCo-Protiva License and Services Agreement.
“Copyrights” means United States and foreign copyrights, copyrightable works and mask works, whether registered or unregistered, and pending applications to register the same, and moral rights in the foregoing.
“Damages” means the amount of any liabilities, losses, damages, penalties, fines, charges (including costs of investigation), costs, claims, deficiencies, injuries, settlements, judgments, awards, fees, or expenses (including reasonable attorneys’ fees and expenses and reasonable costs and expenses of other professionals, including consultants and experts), whether or not involving an Action, including any costs of defending any Actions or enforcing an Indemnified Party’s rights under this Agreement, actually incurred or suffered by a party with respect to or relating to an Action, event, circumstance or state of facts.
“Data Package” means all relevant study reports and other previously prepared and reasonably related documents in the possession or control of (i) Protiva to the extent such reports or documents are generated pursuant to the Research Program or (ii) the Company, including existing development plans and regulatory correspondence, that provide evidence that Phase C has been completed.

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“Disclosing Party” means, as applicable, (i) Monsanto, Monsanto Canada and/or their Affiliates to the extent such “Disclosing Party” is disclosing Confidential Information to a Receiving Party; (ii) Protiva and/or its Affiliates (other than the Company and any subsidiaries of the Company) to the extent such “Disclosing Party” is disclosing Confidential Information to a Receiving Party; or (iii) the Company and/or any subsidiaries of the Company to the extent such “Disclosing Party” is disclosing Confidential Information to a Receiving Party. If the Closing occurs, then from and after the Closing, provisions regarding disclosures of Confidential Information made by the Company and/or any of its subsidiaries as the Disclosing Party to Protiva and/or its Affiliates (other than the Company and any subsidiaries of the Company) shall inure to the benefit of Monsanto Canada as the successor in interest to the Company (whether as a result of the acquisition of the Company’s right, title and interest in and to the Protiva License or the outstanding capital stock of the Company).
“Exclusivity Period” means the period beginning on the Effective Date and ending on the later of (a) the termination by Monsanto Canada of this Agreement in accordance with the terms of Section 9, (b) the Failure to Exercise, or (c) [***].
“Failure to Exercise” means the expiration of the Call Period without Monsanto Canada exercising the Call Option.
“Formulation” has the meaning given to such term in the PadCo-Protiva License and Services Agreement.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“Governmental Authority” means any United States or supra-national, foreign, federal, state, local, provincial, or municipal government, governmental, regulatory or administrative authority, agency, body, branch, bureau, instrumentality or commission or any court, tribunal, or judicial or arbitral body having relevant jurisdiction over a subject matter.
“Governmental Order” means any order or injunction issued by or under the authority of any Governmental Authority.

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“Indebtedness” means, as applied to any Person, (a) all indebtedness for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness for the deferred purchase price of property or services represented by a note or other security (other than trade payables incurred in the ordinary course of business), (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability in respect of banker’s acceptances or letters of credit, (g) all Tax or Taxes payable to a Governmental Authority, and (h) all indebtedness referred to in clauses (a), (b), (c), (d), (e), (f) or (g) above which is directly or indirectly guaranteed by or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.
“Independent IP Counsel” means an independent, registered, U.S. patent attorney selected (i) by the mutual agreement of the parties hereto or (ii) if they cannot agree, each party hereto shall provide the names of two (2) law firms they find acceptable, excluding those firms the other party found unacceptable, to the third party arbitrator as provided in Section 12(k)(iv) below and agree to abide by the decision of the arbitrator.
“Intellectual Property” means patents or patent applications and other intellectual property and proprietary rights of any description including (a) Copyrights, (b) Patent Rights, (c) Trademarks, (d) Trade Secrets, (e) related registrations and applications for registration, (f) moral rights or publicity rights, (g) inventions, discoveries, improvements, modifications, techniques, methodologies, writings, works of authorship, designs or data, whether or not patented, patentable, copyrightable or reduced to practice, including as embodied or disclosed in any: (i) computer source codes (human readable format) and object codes (machine readable format); (ii) specifications; (iii) manufacturing, assembly, test, installation, service and inspection instructions and procedures; (iv) engineering, programming, service and maintenance notes and logs; (v) technical, operating and service and maintenance manuals and data; (vi) hardware reference manuals; and (vii) user documentation, help files or training materials, (h) other protectable intellectual property and proprietary rights of any description, including any know-how, and (i) goodwill related to any of the foregoing.
“Joint Project Intellectual Property” has the meaning set forth in the PadCo-Protiva License and Services Agreement.
“Joint Project Inventions” has the meaning set forth in the PadCo-Protiva License and Services Agreement.
“Joint Project Patents” has the meaning set forth in the PadCo-Protiva License and Services Agreement.

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“JRC Joint IP Infringement Matter” has the meaning set forth in the Protiva-Monsanto Services Agreement.
“Knowledge,” including the phrase “to the Company’s Knowledge,” means with respect to a fact or matter, the knowledge of (i) the most senior employee who is principally responsible for conducting the activities under the Research Plan or overseeing any of the transactions contemplated by the Transaction Agreements, (ii) the person who is a member of the JRC designated by Protiva on the date hereof or the Closing, as applicable or (iii) those persons identified on Exhibit J, in the case of clause (i), (ii), and (iii), following reasonable inquiry; provided that the persons referenced in clauses (i), (ii) and (iii) are current employees or independent contractors of Arbutus, Protiva, the Company or any of their Affiliates. Each of “Known” or “Knowingly” has a correlative meaning.
“Law” means, in each case to the extent applicable, any United States or non-U.S. federal, state, provincial, municipal, or local law, statute, regulation, rule, code, constitution, regulation, rule, notice, court decision, interpretation, agency guidance, order, resolution, stipulation, determination, requirement, edict or ordinance enacted, adopted, issued, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including those pertaining to electrical, building, zoning, environmental, animal welfare and occupational safety and health requirements) or common law.
“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.
“Lien” means any mortgage, deed of trust, security interest, pledge, hypothecation, assignment in the nature of a security interest, attachment, encumbrance, lien (statutory, judgment or otherwise), or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease in the nature of a security interest).
“Material Adverse Effect” means any change, event, circumstance, development, occurrence or effect that individually, or taken together with any other change, event, circumstance, development, occurrence or effect is, or would reasonably be expected to have, a materially adverse effect on (i) to the business, assets (including intangible assets), Intellectual Property, liabilities, financial condition, property, or results of operations of the Company or (ii) the ability of the Company, Arbutus or Protiva, as applicable, to consummate the transactions contemplated by this Agreement.
“Milestone Payments” means the Option Insect Milestone A Payment, the Option Plant Milestone A Payment, the Option Insect Milestone B Payment, the Option Plant Milestone B Payment, the Option Insect Milestone C Payment, the Option Plant Milestone C Payment, the Option Set-up Milestone Payment and the Option Shipment Milestone Payment; for clarification, “Milestone Payments” shall not include any Commercial Milestone Payment or any payment with respect to the Post-Closing Milestones.

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“Monsanto Project Intellectual Property” shall have the meaning given to such term in the Protiva-Monsanto Services Agreement.
“Option Insect Milestone A” shall mean that the JRC has made a determination that the Company has satisfied the Option Insect Phase A Completion Criteria.
“Option Insect Milestone B” shall mean that the JRC has made a determination that the Company has satisfied the Option Insect Phase B Completion Criteria.
“Option Insect Milestone C” shall mean that the JRC has made a determination that the Company has satisfied the Option Insect Phase C Completion Criteria.
“Option Insect Phase A Completion Criteria” shall mean the criteria outlined in Exhibit B-2(ii).
“Option Insect Phase B Completion Criteria” shall mean the criteria outlined in Exhibit B-3(ii).
“Option Insect Phase C Completion Criteria” shall mean the criteria outlined in Exhibit B-4(ii).
“Option Notice Period” means, after the JRC has made a determination in accordance with Section 12(k) that the Company has completed Phase C, the period commencing on the date on which Monsanto Canada has received both (a) the Data Package from Protiva, and (b) an Amended Disclosure Schedule dated no later than the date of delivery of such Data Package, and ending ninety (90) days after the later of the date of delivery of such Data Package or Amended Disclosure Schedule.
“Option Plant Milestone A” shall mean that the JRC has made a determination that the Company has satisfied the Option Plant Phase A Completion Criteria.
“Option Plant Milestone B” shall mean that the JRC has made a determination that the Company has satisfied the Option Plant Phase B Completion Criteria.
“Option Plant Milestone C” shall mean that the JRC has made a determination that the Company has satisfied the Option Plant Phase C Completion Criteria.
“Option Plant Phase A Completion Criteria” shall mean the criteria outlined in Exhibit B-2(i).
“Option Plant Phase B Completion Criteria” shall mean the criteria outlined in Exhibit B-3(i).
“Option Plant Phase C Completion Criteria” shall mean the criteria outlined in Exhibit B-4(i).

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“Option Set-up Completion Criteria” shall mean the criteria outlined in Exhibit B-5(i).
“Option Set-up Milestone” shall mean that the JRC has made a determination that the Company has satisfied the Option Set-up Completion Criteria.
“Option Shipment Completion Criteria” shall mean the criteria outlined in Exhibit B-5(ii).
“Option Shipment Milestone” shall mean that the JRC has made a determination that the Company has satisfied the Option Shipment Completion Criteria.
“Order” means any order, stay, writ, judgment, injunction, decree, determination or award from a court or other Governmental Authority of competent jurisdiction.
“Patent” has the meaning in the PadCo-Protiva License and Services Agreement.
“Patent Rights” means rights in or licensed access to a Patent.
“Person” means an individual, corporation, limited liability company, syndicate, association, trust, partnership, joint venture, unincorporated organization, government agency or any agency, instrumentality or political subdivision thereof, or other entity.
“Phase A” shall mean the initial development activities outlined in the Research Plan to be commenced pursuant Section 2(e).
“Post-Closing Insect Approval Criteria” shall mean Regulatory Approval of the first insect-based Product.
“Post-Closing Insect Approval Milestone” shall mean that the Company has satisfied the Post-Closing Insect Approval Criteria.
“Post-Closing Insect Submission Criteria” shall mean Regulatory Submission of the first Insect-based Product.
“Post-Closing Insect Submission Milestone” shall mean that the Company has satisfied the Post-Closing Insect Submission Criteria.
“Post-Closing Milestone” shall mean the Post-Closing Plant Submission Milestone, Post-Closing Insect Submission Milestone, Post-Closing Plant Approval Milestone and Post-Closing Insect Approval Milestone.
“Post-Closing Plant Approval Criteria” shall mean Regulatory Approval of the first plant-based Product.
“Post-Closing Plant Approval Milestone” shall mean that the Company has satisfied the Post-Closing Plant Approval Criteria.

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“Post-Closing Plant Submission Criteria” shall mean Regulatory Submission of the first plant-based Product.
“Post-Closing Plant Submission Milestone” shall mean that the Company has satisfied the Post-Closing Plant Submission Criteria.
“Principal Competitor” means (a) those Persons listed on Exhibit K and, unless otherwise indicated with respect to such Person on Exhibit K, any of their Affiliates, and any entity that acquires all or substantially all of any of the foregoing Persons or all or substantially all of such Person’s agricultural division or the agricultural subsidiary of any of the foregoing Persons;  and (b) any Person and any of their Affiliates (i) now known, or that emerges in the future, which is engaged in the business of developing, marketing or selling agricultural products (including agricultural chemical products and transgenic plants) for applications in the Agricultural Field and (ii) which is one of the top ten businesses in sales world-wide in developing, marketing or selling agricultural products (including agricultural chemical products and transgenic plants) for applications in the Agricultural Field.  Notwithstanding the foregoing, in no event shall Monsanto or any controlled Affiliate thereof be deemed a “Principal Competitor” under this Agreement.
“Products” has the meaning in the PadCo-Protiva License and Services Agreement.
“Protiva Intellectual Property” has the meaning in the PadCo-Protiva License and Services Agreement.
“Protiva License” has the meaning in the PadCo-Protiva License and Services Agreement.
“Protiva Project Inventions” has the meaning in the PadCo-Protiva License and Services Agreement.
“Protiva Project Patents” has the meaning in the PadCo-Protiva License and Services Agreement.
“Receiving Party” means, as applicable, (i) Monsanto, Monsanto Canada and/or their Affiliates to the extent such “Receiving Party” is receiving Confidential Information from a Disclosing Party; (ii) Protiva and/or its Affiliates (other than the Company and any subsidiaries of the Company) to the extent such “Receiving Party” is receiving Confidential Information from a Disclosing Party; or (iii) the Company and/or any subsidiaries of the Company to the extent such “Receiving Party” is receiving Confidential Information from a Disclosing Party.
“Regulatory Approval” means the point in time at which Monsanto Canada, or its Affiliate, receives permission from the US governmental regulatory authorities or such comparable authority in countries outside of the U.S., to begin commercialization of a Product in the US or any of such countries.

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“Regulatory Submission” means the point in time at which Monsanto Canada, or its Affiliate, completes submission of a dossier to a U.S. regulatory authority, or such comparable authority in countries outside of the U.S., whose purpose is to regulate the production, importation, or commercialization of a Product in the jurisdiction governed by such regulatory authority.
“Research Plan” means the written research plan attached hereto as Exhibit A, which describes the activities performed in the course of the Research Program, and subsequent amendments thereto approved by the JRC.
“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, imposts, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent and withholding taxes.
“Tax Return” means any return (including any information return), report, statement, declaration, schedule, notice, form, election or other document (including any attachments thereto and amendments thereof) required to be filed with any Governmental Authority with respect to any Tax.
“Technology Transfer” means the transfer by Protiva to Monsanto of the specifications, physical material, protocols, data and other documentation described in Exhibit B-6.
“Technology Transfer Completion Criteria” shall mean the criteria outlined in Exhibit B-6.
“Trade Secrets” means confidential ideas and information, trade secrets, inventions, concepts, methods, processes, formulae, reports, data, research and development results, customer lists, mailing lists, business plans and other proprietary information.
“Trademarks” means United States, state and foreign trademarks, service marks, logos, trade dress, trade names and Internet domain names, whether registered or unregistered, and pending applications to register the foregoing.
“Transaction Agreements” shall have the meaning given to such term in the PadCo-Protiva License and Services Agreement.
“Transactions” means each of the transactions contemplated by this Agreement and each of the other Transaction Agreements.
“United States” means the United States of America and its territories and possessions.
As used in this Agreement, the following terms shall have the meanings ascribed thereto in the respective Sections of this Agreement set forth opposite each such term below:

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Term	Section
Acquisition Proposal	7(g)
Acquisition Transaction	7(g)
Agreement	Preamble
Amended Disclosure Schedule	7(h)
Arbutus	Preamble
Call Option	3(a)
Closing	3(d)
Closing Date	3(d)
Company	Preamble
Company Cure Period	9(a)
Company Indemnified Parties	11(b)(ii) of Appendix A
Company Shares	7(j)
Disclosure Schedule	7(h)
Dispute Negotiation Period	12(k)(i)
Effective Date	Preamble
Environmental Laws	4(w) of Appendix A
Exercise Date	3(b)
FCPA	4(i) of Appendix A
Financial Statements	4(k) of Appendix A
Fundamental Representations	11(a) of Appendix A
Hazardous Substance	4(w) of Appendix A
Indemnified Party	11(d)(i) of Appendix A
Indemnifying Party	11(d)(i) of Appendix A
Joint Patent Prosecution Matters	Schedule 12(k)
JRC	12(k)
JRC Party	12(k)
JRC Parties	12(k)
Monsanto	Introduction
Monsanto Canada	Preamble
Monsanto Canada Cure Period	9(b)
Monsanto Canada Director	7(j)
Monsanto Indemnified Parties	11(b) of Appendix A
Option Phase A-1 Initiation Payment	2(e)(ii)
Option Phase A-2 Initiation Payment	2(e)(iii)

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Term	Section
Organizational Documents	4(v) of Appendix A
Original Option Agreement	Introduction
Original PadCo-Protiva License and Services Agreement	Introduction
Original Protiva-Monsanto Services Agreement	Introduction
PadCo-Protiva License and Services Agreement	Introduction
PCBs	4(w) of Appendix A
Permits	4(h)(ii) of Appendix A
Permitted Recipients	12(l)
Project Patent Response Deadline	Schedule 12(k)
Proposed Project Patent Abandonment	Schedule 12(k)
Prosecution Matters Resolution Period	Schedule 12(k)
Protiva	Preamble
Protiva-Monsanto Services Agreement	Introduction
Protiva Patent Prosecution Matters	Schedule 12(k)
Protiva Project Compound	12(l)
Proxy Shares	7(k)
Regulatory Filings	4(h)(iii) of Appendix A
Research Program	Introduction
Substantive Action	7(n)
Tax Representations	11(a) of Appendix A
Third Party Claim	11(d)(i) of Appendix A
Threshold	11(c)(i) of Appendix A
UK Bribery Act	4(i) of Appendix A

2.Conduct of Research Program.
(a)Rights and Responsibilities. Subject to Monsanto’s performance of its obligations herein, the Company shall be responsible for all payments due to Protiva under the PadCo-Protiva License and Services Agreement.
(b)PadCo-Protiva License and Services Agreement. The Company previously engaged Protiva to perform certain activities described in the Research Plan pursuant to that certain Original PadCo-Protiva License and Services Agreement attached hereto as Exhibit C.
(c)Protiva-Monsanto Services Agreement. Protiva previously engaged Monsanto to perform certain activities described in the Research Plan pursuant to that certain Original Protiva-Monsanto Services Agreement attached hereto as Exhibit D.
(d)Diligence. Monsanto, Protiva and the Company shall use reasonable best efforts to (x) pursue the achievement of the Technology Transfer Completion Criteria, and (y) comply with all of its obligations under this Agreement and the other Transaction Agreements.
(e)Phase A, Phase B and Phase C. The parties acknowledge and agree as follows:
(i)The Research Plan outlined the following initial development activities:
(A)for Phase A, the Option Insect Phase A Completion Criteria and the Option Plant Phase A Completion Criteria,

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(B)for Phase B, the Option Insect Phase B Completion Criteria and the Option Plant Phase B Completion Criteria, and
(C)for Phase C, the Option Insect Phase C Completion Criteria and the Option Plant Phase C Completion Criteria.
(ii)The Company has not achieved any of the Option Insect Phase A Completion Criteria, the Option Plant Phase A Completion Criteria, the Option Insect Phase B Completion Criteria, the Option Plant Phase B Completion Criteria, the Option Insect Phase C Completion Criteria or the Option Plant Phase C Completion Criteria.
(iii)On or about May 22, 2015, Monsanto Canada paid to Protiva [***] (the “Option Phase A-1 Initiation Payment”) by electronic wire as arranged with Protiva to continue Phase A of the Research Program.
(iv)On or about September 1, 2015, Monsanto Canada paid to Protiva [***] (the “Option Phase A-2 Initiation Payment”).
3.Call Option.
(a)    Option Grant. Protiva granted Monsanto Canada the option (the “Call Option”) during the Call Period to require Protiva to sell, convey and transfer to Monsanto Canada all outstanding capital stock of the Company in consideration for the payment by Monsanto Canada to Protiva of the amounts set forth in this Section 3.
(b)    Option Exercise. Monsanto Canada hereby exercises the Call Option and Protiva hereby accepts this Agreement as written notice of such exercise as of the date hereof (the “Exercise Date”).
(c)    Exercise of Call Option. Monsanto Canada shall pay to Protiva the following amounts in the manner set forth below:
(i)    At the Closing, Monsanto Canada shall pay to Protiva by electronic wire transfer as arranged with Protiva an amount in cash equal to [***].
(ii)    Promptly but no later than thirty (30) days following the date on which each of the Post-Closing Plant Submission Milestone, Post-Closing Insect Submission Milestone, Post-Closing Plant Approval Milestone and Post-Closing Insect Approval Milestone, respectively, has been achieved:
(A)    Monsanto Canada shall pay or cause to be paid to Protiva, within thirty (30) days after achievement of the Post-Closing Plant Submission Milestone, [***] by electronic wire as arranged with Protiva.
(B)    Monsanto Canada shall pay or cause to be paid to Protiva, within thirty (30) days after achievement of the Post-Closing Insect Submission Milestone, [***] by electronic wire as arranged with Protiva.

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(C)    Monsanto Canada shall pay or cause to be paid to Protiva, within thirty (30) days after achievement of the Post-Closing Plant Approval Milestone, [***] by electronic wire as arranged with Protiva.
(D)    Monsanto Canada shall pay or cause to be paid to Protiva, within thirty (30) days after achievement of the Post-Closing Insect Approval Milestone, [***] by electronic wire as arranged with Protiva.
(iii)    In no event shall Monsanto Canada be required to pay to Protiva any of the foregoing milestone payments more than once.
(iv)    Within one hundred twenty (120) days after Closing, Protiva shall complete the Technology Transfer to Monsanto Canada in accordance with Sections 1, 2, 3 and 5 of the Technology Transfer Completion Criteria.
(v)    Monsanto Canada shall provide to Protiva written notice of the achievement of any milestone set forth in this Section 3(c) within ten (10) days of the achievement thereof.
(d)    Closing. The closing of the transactions contemplated by the exercise of the Call Option (the “Closing”) shall take place at the offices of Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri 63012, at 10:00 a.m., Central time, on the fifth (5th) calendar day after the satisfaction or waiver of the last of the conditions set forth in Section 8 to be satisfied or waived in accordance with the terms of this Agreement following the exercise of the Call Option (other than those conditions which, by their terms, are to be satisfied at the Closing), or at such other date, time and location as Monsanto Canada and Protiva may agree in writing (the “Closing Date”).
(e)    Payment at Closing. At the Closing, (i) Monsanto Canada shall pay the amounts set forth in Section 3(c)(i), (ii) Protiva, Arbutus and the Company shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other commercially reasonable actions as may reasonably be requested to assign, convey or transfer to or vest in Monsanto Canada all of Protiva’s right, title and interest in all of the outstanding capital stock of the Company, and (iii) Monsanto Canada’s obligation to pay Protiva any further Milestone Payments pursuant to this Agreement shall be extinguished. If the outstanding capital stock of the Company is represented by certificates, Protiva shall deliver to Monsanto Canada such certificates, endorsed or accompanied by appropriate transfer power duly executed. For the avoidance of doubt, subject to Section 3(h), the sale of all of Protiva’s right, title and interest in the outstanding capital stock of the Company hereunder shall not extinguish the obligation of the Company to pay the Commercial Milestone Payment to Protiva in accordance with the PadCo-Protiva License and Services Agreement.

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(f)    Right to Setoff. From and after the Closing, Monsanto Canada shall have the right, but not the obligation, exercisable by delivery of written notice to Protiva by Monsanto Canada, to set off against and reduce the amount of any Commercial Milestone Payment by an amount equal to [***] of any and all royalties, license fees and other consideration payable under licenses obtained from Third Parties deemed reasonably necessary or appropriate by Monsanto Canada in its discretion to avoid any claims that any Compound, Formulation or Product infringes the intellectual property rights of such Third Parties directed to lipid nano particles or the use or manufacture of lipid nano particles; provided, however, that in no event shall such set off reduce the Commercial Milestone Payment by more than one-third of the amount of such payment (e.g., if a Commercial Milestone Payment is made pursuant to part (i) of Section 3.1(a) of the PadCo-Protiva License and Services Agreement and there has been no Change of Control of Protiva or Arbutus, then in no event shall Protiva receive less than [***] as such Commercial Milestone Payment, or if such Commercial Milestone Payment is made and there has been a Change of Control of Protiva or Arbutus, then in no event shall Protiva receive less than [***]).
(g)    Withholding Rights and Tax Treatment of Transactions. If Monsanto Canada is required by any Governmental Authority to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to Protiva or any assignee such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign Tax Law, Monsanto Canada shall gross up the payments owed to Protiva so that Protiva receives net of withholding taxes the amount Protiva would otherwise have received but for such withholding. The parties hereto agree to make commercially reasonable efforts to inform one another of potential exceptions to withholding obligations. To the extent that Protiva, its assignees, or successors are able to obtain a refund of such Tax withheld by Monsanto Canada, Protiva, its assignees, or successors agree to make a good-faith effort to obtain such refund and remit such refund to Monsanto, its assignees, or successors within thirty days of receipt of such refund. The parties will use their commercially reasonable efforts to mitigate any withholding Tax on any payments hereunder, including providing any appropriate certification or other documentation.
(h)    Change of Control of Protiva or Tekmira. In the event of a Change of Control of Protiva or Tekmira with a Principal Competitor, the Commercial Milestone Payment under the PadCo-Protiva License and Services Agreement (if and when either is paid or payable under the terms of such agreement) shall be reduced by [***]. Such amounts may be further reduced in accordance with Section 3(f) above.
4.Representations and Warranties Regarding the Company. Each of Protiva and the Company represents and warrants to Monsanto Canada that, except as set forth on the Disclosure Schedule or the Amended Disclosure Schedule, as applicable, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the representations and warranties set forth in Section 4 of Appendix A to this Agreement are true and complete as of the Closing Date.

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5.Representations and Warranties Regarding Protiva and Arbutus. Each of Protiva and Arbutus hereby severally represents and warrants to Monsanto Canada that the representations and warranties set forth in Section 5 of Appendix A to this Agreement are true and complete as of the Closing Date.
6.Representations and Warranties of Monsanto Canada. Monsanto Canada hereby represents and warrants to the Company and Protiva that the representations and warranties set forth in Section 6 of Appendix A to this Agreement are true and complete as of the Closing Date.
7.Covenants and Restrictions.
(a)    Acknowledgement of Transfer Restriction. During the Call Period, each of Protiva and the Company acknowledges and agrees that the Protiva License may not be transferred or sublicensed to any Person other than Monsanto Canada.
(b)    No Assignment. During the Call Period, the Company shall not assign or transfer or sublicense any rights in the PadCo-Protiva License and Services Agreement and the Company Owned Intellectual Property and any other Company Licensed Intellectual Property, if any, to any Person other than Monsanto Canada.
(c)    Due Diligence Investigation.
(i)    During the Call Period, upon Monsanto Canada’s request, provided that such requests are no more frequent than once (1) per calendar year, or at any other time when Monsanto Canada has a good faith intention to exercise the Call Option, Protiva will furnish to Monsanto Canada all information reasonably requested with respect to the affairs and businesses of Protiva to the extent it relates to the Protiva Intellectual Property and the Company, including the books and records of the Company and a reasonably detailed report on the current and planned development of the Company’s product candidates, including timelines and budgets, patents, patent applications, and other Intellectual Property, field studies, interactions with regulatory authorities, manufacturing activities, and publication plans; provided that, all reasonable third party out of pocket expenses (other than accounting fees and attorneys fees) incurred by Protiva in providing such information to Monsanto Canada shall be paid by Monsanto Canada. To the extent any such report contains a significant change in activities and timelines from the report previously furnished to Monsanto Canada, such report will also include explanations for all of such changes. Representatives of the Company and Protiva shall meet with Monsanto Canada, upon Monsanto Canada’s reasonable request, regularly during each year at the Company’s facilities at mutually agreeable times to discuss the matters set forth in this subsection.
(ii)    During the Call Period, other than in connection with the matters specified in clause (i) above, Protiva shall permit Monsanto Canada at Monsanto Canada’s expense, to visit and inspect the Company’s properties no more than two (2) times per year, or at any other time when Monsanto Canada has a good faith intention to exercise the Call Option, upon at least five (5) Business Days’ advance written notice, to examine the Company’s books of account and records and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by Monsanto Canada.

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(d)    Prior to Closing. During the period beginning on the Effective Date and ending on the (x) expiration of the Call Period if Monsanto Canada does not exercise the Call Option or (y) Closing if Monsanto Canada exercises the Call Option, and without limiting the covenants set forth in Section 2 with respect to the conduct of the Research Program, without the approval of the Board, including the approval of the Representatives in any event, the Company shall use commercially reasonable efforts to: (A) operate the Company Business in accordance with the Research Plan, (B) preserve intact the business organization of the Company, (C) preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations, and (D) comply with all of the material covenants set forth in the PadCo-Protiva License and Services Agreement. In addition, during such period the Company shall not and Protiva shall cause the Company to not, without the prior written consent of Monsanto Canada, directly or indirectly do, or propose to do, any of the following:
(i)    waive compliance by Protiva with the PadCo-Protiva License and Services Agreement or the Protiva-Monsanto Services Agreement;
(ii)    own any stock or other securities of any subsidiary or other corporation, partnership, or other entity;
(iii)    create any encumbrance on any material assets or properties of the Company (whether tangible or intangible) or the capital stock of the Company;
(iv)    except as approved by the Board or as contemplated by this Agreement, incur any Indebtedness or guarantee, directly or indirectly, any Indebtedness;
(v)    issue, transfer, deliver, sell, authorize, pledge or otherwise encumber or propose the issuance of any units, equity interests or other interests, or create, or authorize the creation of any additional class or series of units, equity interests or other interests;
(vi)    increase the authorized number of any class or series of units, equity interests or other interests;
(vii)    except as contemplated by this Agreement, distribute any of the Company’s material assets in the form of a dividend;
(viii)    except for the Transaction Agreements, enter into any transaction or agreement with any Affiliate;
(ix)    engage in any business other than the Company Business;
(x)    enter into any transaction or agreement with any third party;
(xi)    sell, assign, transfer, lease, license, abandon, permit to lapse or otherwise dispose of, or agree to sell, assign, transfer, lease, license, abandon, permit to lapse or otherwise dispose of, any of the material tangible assets of the Company, any material proprietary rights or technology, except as approved by the Board;

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(xii)    sell, assign, transfer, lease, sublicense, abandon, permit to lapse or otherwise dispose of, or agree to sell, assign, transfer, lease, sublicense, abandon, permit to lapse or otherwise dispose of, any of the Company’s rights in, to, or under the Protiva License or any of Protiva’s rights in the capital stock of the Company;
(xiii)    acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or division or material portion of the assets thereof, except acquisitions of inventory and supplies in the ordinary course of business consistent with past practice;
(xiv)    make any change in any method of financial accounting or financial accounting practice used by the Company, other than such changes as are required by GAAP;
(xv)    except in accordance with generally accepted accounting principles in Canada, consistently applied, make any change to (1) the Company’s normal month to month accounting practices and policies, including those relating to the collection of accounts receivable, the payment of accounts payable or other similar Liabilities of the Company or (2) the application of such policies;
(xvi)    (1) hire any employee, (2) enter into or amend any employment, deferred compensation, severance or similar contract, (3) incur any obligation to compensate any member of the Board or officer of the Company, (4) pay or make provision for the payment of any bonus, profit sharing, deferred compensation, pension, retirement, severance or other similar payment or arrangement to any employee, or any member of the Board, officer of the Company or any of its Affiliates, (5) adopt any employee benefit plan, or (6) make any loans to any officer, member of the Board, Affiliate, agent, representative or consultant of the Company (other than advances to cover business expenses in the ordinary course of business) or make any change in any existing borrowing or lending arrangement for or on behalf of any of such Persons;
(xvii)    amend the Company’s organizational documents;
(xviii)    make any loans, advances or capital contributions to, or investments in, any other Person, other than advances to cover business expenses in the ordinary course of business;
(xix)    liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;
(xx)    (1) declare or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any securities, (2) split, combine or reclassify any of its securities, (3) effect a recapitalization, (4) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for units, equity interests or similar interests, or (5) except as contemplated by this Agreement, repurchase or otherwise acquire or offer to redeem or otherwise acquire, directly or indirectly, any units, equity interests or similar interests;

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(xxi)    create, incur, assume, suffer to exist or otherwise be liable with respect to any debt other than on terms that allow for prepayment at any time;
(xxii)    commence, settle, or offer or propose to settle, any (1) material action, or (2) action that relates to the transactions contemplated by this Agreement;
(xxiii)    enter into, or allow any Affiliate to enter into any agreement, license or other similar arrangement that restricts the Company’s performance of its obligations under the Transaction Agreements; or
(xxiv)    authorize, commit, enter into or offer to enter into, any contract or agreement to take or cause to be taken any of the actions prohibited by this Section 7(d).
(e)    Payment of Taxes, Etc. The Company shall, and Protiva shall cause the Company and each of its subsidiaries to, and the Company shall cause each of its subsidiaries to: (i) timely file all required Tax Returns as they become due (taking all timely filed proper extension requests into account); (ii) ensure that all such Tax Returns are true, correct and complete in all material respects; and (iii) timely pay and discharge, as they become due and payable, all Taxes (other than Taxes contested in good faith by the Company or its subsidiaries in appropriate proceedings), assessments and other governmental charges or levies imposed upon the Company or its subsidiaries, their income, or any property of the Company or its subsidiaries as well as all claims of any kind (including claims for labor, materials and supplies) that, if unpaid, may by law become a Lien or charge upon the properties of the Company or its subsidiaries.
(f)    Material Contracts. Protiva shall cause the Company not to and the Company shall not enter into, or extend, any material contract or commitment during the Call Period to the extent that the exercise of the Call Option or the consummation of the Closing could require the consent of the counterparty, result in a breach or violation of such contract, or otherwise require the payment of any fees or expenses in connection therewith, or give the other party the right to accelerate any obligations of the Company or such subsidiary thereunder or to cause the termination of such contract.

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(g)    No Shop. Until this Agreement has been terminated in accordance with its terms: (i) neither the Company nor Protiva will, nor will the Company or Protiva authorize or permit any of their respective officers, directors, Affiliates or employees, or any investment banker, attorney or other advisor or representative retained by them to directly or indirectly, (A) solicit, initiate or induce the making, submission or announcement of any Acquisition Proposal, (B) participate in any discussions or negotiations regarding, or furnish to any Person any “non-public” information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (C) engage in discussions with any Person with respect to an Acquisition Proposal, except as to disclose the existence of these provisions, including in response to any initial unsolicited expression of an Acquisition Proposal, (D) endorse or recommend any Acquisition Proposal, or (E) enter into any letter of intent or document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal; and (ii) the Company and Protiva will promptly notify Monsanto Canada of the receipt after the Effective Date of any proposal relating to an Acquisition Proposal or of any request for information relating to the Company or for access to the properties, books or records of the Company by any Person who has informed the Company or Protiva that such Person is considering making, or has made, an Acquisition Proposal, and the Company and Protiva will promptly provide Monsanto Canada with a summary of any documents received relating to an Acquisition Proposal and will keep Monsanto Canada informed regarding the status and details of any such Acquisition Proposal. “Acquisition Proposal” means any offer or proposal relating to any Acquisition Transaction. “Acquisition Transaction” means (1) any transaction or series of related transactions, other than the transactions contemplated by this Agreement, involving the purchase of all or a majority of the units or equity interests or assets of the Company or the purchase, acquisition, or sublicense of any right, title or interest of the Company in, to, or under the PadCo-Protiva License and Services Agreement, (2) any agreement to enter into a business combination with the Company, and (3) any agreement made, other than in the ordinary course of business, with regard to the Protiva Intellectual Property that would result in the transfer of the Protiva License from the Company to a third Person. For the avoidance of doubt, (x) an offer or proposal relating to purchase or sale of Protiva or Arbutus (including by sale of equity, merger, asset transaction or other business combination) shall not be an Acquisition Proposal or (y) the purchase or sale of Protiva or Arbutus (including by sale of equity, merger, asset transaction or other business combination) shall not be an Acquisition Transaction.

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(h)    Disclosure Schedule and Supplement. Attached hereto at Exhibit F is a schedule of disclosures and exceptions to the representations and warranties made by the Company and Protiva in Section 4 and Section 5 hereof as of the Effective Date (the “Disclosure Schedule”). As soon as reasonably practicable, and in any event no later than ten (10) Business Days following delivery to the Company by Monsanto Canada from time to time of a request in writing for Amended Disclosure Schedules at any time when Monsanto Canada has a good faith intention to exercise the Call Option, Protiva and the Company shall prepare and deliver to Monsanto Canada an updated schedule of disclosures and exceptions to the representations and warranties of the Company and Protiva contained in Section 4 and Section 5 hereof (the “Amended Disclosure Schedule”), as if such representations and warranties were made as of the date of such Amended Disclosure Schedule, except to the extent any such representations and warranties refer expressly to an earlier date. Protiva shall deliver the Amended Disclosure Schedule to Monsanto Canada as soon as reasonably practicable, and in any event no later than ten (10) Business Days following delivery to the Company by Monsanto Canada from time to time of a request in writing for Amended Disclosure Schedules at any time when Monsanto Canada has a good faith intention to exercise the Call Option. For the avoidance of doubt, in the Amended Disclosure Schedule, Protiva may schedule disclosures and exceptions to any representation and warranty made herein regardless of whether Protiva or the Company has taken exception to such representation and warranty in this Agreement as of the Effective Date so long as the Amended Disclosure Schedule refer only to disclosures of actual, specific facts or events in existence on the date of such Amended Disclosure Schedule that have occurred or been discovered since the Effective Date. Notwithstanding the foregoing, no disclosure of a fact or event on the Amended Disclosure Schedule shall be deemed to cure any failure to disclose such fact or event on any previously delivered Disclosure Schedule (or Amended Disclosure Schedule, if any), or otherwise amend any previously delivered Disclosure Schedule (or Amended Disclosure Schedule, if any); provided, however, the exceptions set forth on the Amended Disclosure Schedule shall be deemed to be part of the representations and warranties made as of such date and any item disclosed or otherwise set forth on the Disclosure Schedule or Amended Disclosure Schedule shall qualify such representations and warranties disclosed against in such schedules.
(i)    Third Party Consents and Regulatory Approvals. Upon exercise of the Call Option, the parties hereto shall cooperate with each other and use reasonable best efforts to promptly achieve the closing conditions set forth in Section 8, including to (i) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings as soon as reasonably practicable, to obtain as promptly as reasonably practicable all permits, consents, approvals, authorizations and clearances, which are necessary or advisable to consummate the Closing; (ii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement; and (iii) execute and deliver any additional instruments reasonably necessary to consummate the transactions contemplated by this Agreement.

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(j)    Monsanto Canada Director. During the Option Period, Protiva hereby agrees to vote, or cause to be voted, all the shares of capital stock of the Company now owned or which may hereafter be acquired by Protiva (the “Company Shares”) in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders of the Company or pursuant to any written consent of the stockholders of the Company (i) the individual designated by Monsanto Canada (the “Monsanto Canada Director”) be elected to, and remain a member of, the Board, (ii) the Monsanto Canada Director is not removed from the Board (other than for cause) unless approved by Monsanto Canada, (iii) any vacancy created by the death, resignation, removal or otherwise of a Monsanto Canada Director be filled by an individual designated by Monsanto Canada, (iv) upon the request of Monsanto Canada, the Monsanto Canada Director be removed from the Board and (v) in the absence of a designation by Monsanto Canada of a Monsanto Canada Director, to retain one vacant seat on the Board until such time that Monsanto Canada designates a Monsanto Canada Director and to promptly elect such Monsanto Canada Director to the Board after such designation.
(k)    Grant of Proxy. Protiva hereby appoints Monsanto Canada as the true and lawful attorney in fact, agent and proxy of Protiva to (i) represent Protiva, solely with respect to [***] of the Company Shares held by Protiva (the “Proxy Shares”), at any meeting of the stockholders of the Company, and at any postponements and adjournments of such meeting, (ii) execute on behalf of Protiva any written consent of the stockholders of the Company with respect to the Proxy Shares, and (iii) vote (or execute a written consent on behalf of) the Proxy Shares standing on the books of the Company in the name of Protiva. Protiva affirms that this irrevocable proxy is coupled with an interest and may not be revoked until this Agreement terminates. Protiva hereby covenants and agrees that Protiva shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Company Shares which is inconsistent with this Agreement. Protiva also hereby agrees that, until the Call Period has expired without the Call Option having been exercised, or this Agreement has been terminated in accordance with its terms, it will not, without the prior written consent of Monsanto Canada (i) grant or enter into any Liens, proxies or powers of attorney (other than as granted herein) with respect to the voting of the Company Shares, or deposit any Company Shares into a voting trust or enter into a voting agreement with respect to any Company Shares, or any interest in any of the Company Shares, except to Monsanto Canada, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of the Company Shares, or (iii) take any action that would have the effect of limiting, preventing or disabling Protiva from performing its obligations hereunder or the transactions contemplated hereby.
(l)    Confidential Information.
(i)    Each party agrees that, for itself and its Affiliates, until the first to occur of (a) [***] or (b) [***], a Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not (x) disclose Confidential Information to any third party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below or (y) use Confidential Information for any purpose except those explicitly licensed or otherwise authorized or permitted by this Agreement or any other Transaction Agreement.

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(ii)    The obligations in Section 7(m) will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof: (a) was known to the Receiving Party or its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; (b) is subsequently disclosed to the Receiving Party or its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; (c) is or otherwise becomes generally available to the public or enters the public domain, either before or after it is disclosed to the Receiving Party and such public availability is not the result, directly or indirectly, of any fault of, or improper taking, use or disclosure by, the Receiving Party or its Affiliates or anyone working in concert or participation with the Receiving Party or its Affiliates; or (d) has been independently developed by employees or contractors of the Receiving Party or its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party. Specific Confidential Information disclosed by a Disclosing Party will not be deemed to be within any exceptions set forth in (a), (b), or (c) above merely because it is embraced by more general information to which one or more of those exceptions may apply and provided further that no combination of information shall be deemed to be within any such exceptions unless the combination itself and its principle of operation are within the public domain. Even though Confidential Information may be within one of the exceptions described in the preceding sentence, the Receiving Party shall not disclose to third parties that the excepted Confidential Information was received from the Disclosing Party. If the Closing occurs, then effective as of the Effective Date, references in (a), (b) and (d) to “Affiliates” shall not include the Company or any subsidiaries of the Company with respect to Protiva as the Receiving Party.
(iii)    Confidential Information of a Disclosing Party may be used by the Receiving Party in the performance of its obligations under any Transaction Agreement, as otherwise expressly authorized in any Transaction Agreement or by the Disclosing Party in writing.
(iv)    The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances: (a) subject to the proviso below, by any party, in order to comply with applicable non-patent law (including any securities law or regulation or the rules of a securities exchange in a relevant jurisdiction) and with judicial process, if based on the reasonable advice of the Receiving Party’s counsel, such disclosure is necessary for such compliance; (b) subject to the proviso below, by any party, in connection with prosecuting or defending litigation; (c) by any party in connection with filing and prosecuting Protiva Project Patent or Joint Project Patent, only in a manner that complies with such party’s rights and obligations in connection with such matters as set out in the Transaction Agreements; (d) subject to the proviso below, by the Company, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto) and each of the Company’s and its Affiliates’ respective directors, employees, contractors and agents; (e) subject to the proviso below, by Monsanto, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial

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information related thereto) and each of Monsanto’s and its Affiliates’ respective directors, employees, contractors and agents; and (f) subject to the proviso below, by Protiva, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto) and Protiva’s and its Affiliates’ respective directors, employees, contractors and agents, provided, that (x) with respect to clause (a) and (b) where reasonably possible, (1) the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) consistent with applicable law or regulation, the Disclosing Party shall have the right to suggest reasonable changes to the disclosure to protect its interests and the Receiving Party shall not unreasonably refuse to include such changes in its disclosure, and (x) with respect to clause (d), (e) and (f), each Person to whom Confidential Information is disclosed must be bound prior to disclosure by confidentiality and non-use restrictions at least as restrictive as those contained in this Agreement (other than investment bankers, investors and lenders, who must be bound prior to disclosure by commercially reasonable obligations of confidentiality).
(v)    No party shall use the name of any other party or of any director, officer, employee, or agent of any other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of such party or individual whose name is to be used.
(m)    Financial Reporting.
(i)    With respect to any period that Monsanto Canada determines it is required to consolidate the financial position and results of operations of the Company for financial account purposes or otherwise desires to audit the financial statements provided by the Company pursuant to Section 7(m)(ii), Monsanto Canada shall be entitled (at its own expense) to access such books and records of the Company as may be required to perform (or cause to be performed) an audit of the Company’s financial position and results of operations for such period. Such access shall be provided on a timely basis at reasonable times, during normal business hours, and shall be made available to Monsanto Canada and any third-party accounting firm or other agent designated by Monsanto Canada. In connection with such review, Protiva shall cause the Company to make and the Company shall make, and shall cause any officers of the Company to make, such representations regarding the Company’s financial position, results of operations, books and records and accounting controls as may be reasonably requested by such third-party accounting firm in the performance of any such audit of the Company’s financial position and results of operations.
(ii)    In addition to its obligations under Section 7(m), the Company shall deliver to Monsanto Canada as soon as practicable, but in any event not later than the thirtieth (30th) calendar day after each calendar month of the Company (or the sixtieth (60th) calendar day following December 31): (i) unaudited financial statements (balance sheet, income statement, statement of members’ equity and statement of cash flows) of the Company as of the end of such calendar month; (ii) copies of all agreements entered during the previous month that would reasonably be considered

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material or that required Monsanto Canada’s consent prior to entry pursuant to this Agreement or the Transaction Agreements; and (iii) copies of all minutes of meetings (or written consents executed in lieu thereof) of the Board held during such calendar quarter. In addition to its obligations under Section 7(m), the Company shall deliver to Monsanto Canada as soon as practicable, but in any event not later than the thirtieth (30th) calendar day after each calendar quarter of the Company (or the sixtieth (60th) calendar day following December 31), unaudited financial statements (balance sheet, income statement, statement of members’ equity and statement of cash flows) of the Company as of the end of such calendar quarter. In addition to its obligations under Section 7(m), the Company shall deliver to Monsanto Canada as soon as practicable, but in any event not later than the thirtieth (30th) calendar day after each calendar year of the Company (or the sixtieth (60th) calendar day following December 31), unaudited financial statements (balance sheet, income statement, statement of members’ equity and statement of cash flows) of the Company as of the end of such calendar year.
(iii)    The Company shall provide Monsanto Canada the opportunity to discuss any financial data delivered pursuant to this Section 7(m) with the Company’s management (including the Board) at such times as may be mutually agreed upon between the Company and Monsanto Canada. Monsanto Canada acknowledges and agrees that it will keep all information received pursuant to this Section 7(m) confidential in accordance with Section 7(m).
(iv)    Protiva shall provide to Monsanto Canada copies of all of the Company’s Tax Returns within thirty (30) calendar days after filing with the relevant Governmental Authority.
(n)    Notification of Certain IP Matters. Protiva shall provide to the persons then serving as the Monsanto Canada members of the JRC, not less often than once per quarter, notice and copies (if applicable) of: (1) all office actions, notices of allowance or allowability, or other substantive actions issued in connection with any Protiva Project Patent (each a “Substantive Action”); (2) all correspondence from counsel (including foreign associates) explaining or providing guidance or recommendations regarding a Substantive Action; (3) a pre-filing draft of all Protiva Project Patent applications and responses to Substantive Actions that will or may be filed after the Effective Date as directed by the JRC in its exercise of its authority to oversee the filing, prosecution and maintenance of such Patents, revised drafts as directed by the JRC, and a copy of each Protiva Project Patent application, application and response to Substantive Action as filed; (4) all Protiva Project Inventions and invention disclosures received or prepared by Protiva directed to any Protiva Project Invention; and (5) the due date of any maintenance, annuity, or similar payment required to maintain or otherwise prevent the abandonment, expiration, or cancellation of any Protiva Project Patent, provided that such notice is given to such members of the JRC not less than 30 days prior to such due date; and, further, Protiva shall provide, in a timely manner, any of the foregoing information to the JRC that is required for the JRC to make a decision regarding a Protiva Project Patent application. For the avoidance of doubt, any Confidential Information of Protiva (as the Disclosing Party) included in such disclosures shall be subject to the provisions of Section 7(m); in addition, prior to Closing the following additional provisions shall apply: (i) the recipients of such information shall use such Confidential Information solely in connection with the performance of their duties as members of the JRC to consult with Protiva regarding whether to file Patents for Protiva Project Inventions and the prosecution, maintenance and/or abandonment of Protiva Project Patents and, for such purposes only, may disclose such Confidential Information only to such representatives of Monsanto or Monsanto Canada who (A) are bound by non-disclosure obligations with respect to such information at least as restrictive as those contained in Section 7(l) and this Section 7(m), (B) whose input such members of the JRC deem useful for such purposes (i.e., disclosure to representatives on a need to know basis only), and (C) who are either (i) a senior officer of Monsanto (e.g., the Vice President, Chemistry Technology) or (ii) Monsanto’s internal legal counsel.
(o)    Certain Business Practices Covenant. None of the Company, Arbutus or Protiva, or any of its other Affiliates or any Board Member or officer of the Company or any of its Affiliates, or any consultant, agent, employee or other Person acting for or on behalf of the Company or any of its Affiliates, will (A) use any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the Company Business; (B) directly or indirectly, pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority which is in any manner illegal under any Laws of the United States or any other country having jurisdiction; or (C) make any payment to any customer or supplier of the Company, or given any other consideration to any such customer or supplier in respect of the Company Business that violates applicable Law in any material respect. Without limiting the foregoing, none of the Company, Protiva, Arbutus or any of its other Affiliates or any Board Member or officer of the Company or any of its Affiliates, or any consultant, agent, employee or other Person acting for or on behalf of the Company or any of its Affiliates, will, directly or indirectly, take any action that would result in a violation by such Persons of the FCPA, UK Bribery Act or the Corruption of Foreign Public Officials Act (Canada), or any rules or regulations thereunder or any other applicable anti-corruption Law, including: (x) by making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office to secure official action, or to any Person (whether or not a foreign official) to influence that Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”) or to reward the Person for acting improperly, in contravention of the FCPA, the UK Bribery Act or the Corruption of Foreign Public Officials Act (Canada) or any other applicable anticorruption Law, (y) by requesting, agreeing to receive or accepting a financial or other advantage intending that, as a consequence, anyone’s work duties will be performed

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improperly, or as a reward for anyone’s past improper performance, or (z) by otherwise offering or conveying, directly or indirectly (such as through an agent), anything of value to obtain or retain business or to obtain any improper advantage, including any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to a foreign government official, candidate for office, or political party or official of a political party. The Company and each of its Affiliates will conduct their respective businesses in compliance with all applicable anti-corruption Laws, including the FCPA, the UK Bribery Act and the Corruption of Foreign Public Officials Act (Canada), and the Company and each of its Affiliates will institute and maintain policies and procedures designed to cause each such Person to comply with all applicable anti-corruption Laws, including the FCPA, the UK Bribery Act and the Corruption of Foreign Public Officials Act (Canada).
(p)    Export Controls Covenant. The Company will comply in all material respects with the export control Laws and regulations of the United States and Canada, including but not limited to the Export Administration Regulations, and sanctions regimes of the U.S. Department of Treasury, Office of Foreign Asset Controls, and the Area Control List and sanctions regimes of Global Affairs Canada and the Company will not export, reexport, or transfer products, materials, software and/or technology, either directly or indirectly, without prior U.S. or Canadian government authorization (as the case may be), to (i) any country subject to a comprehensive U.S. trade embargo (currently Cuba, Iran, North Korea, Sudan, and Syria) or a comprehensive Canada trade embargo (currently North Korea and Belarus) or to any Person listed on the “Entity List” or “Denied Persons List” maintained by the U.S. Department of Commerce or the list of “Specifically Designated Nationals and Blocked Persons” maintained by the U.S. Department of Treasury, or (ii) any end-user engaged in activities related to weapons of mass destruction. Such activities include but are not necessarily limited to activities related to: (x) the design, development, production, or use of nuclear materials, nuclear facilities, or nuclear weapons; (y) the design, development, production, or use of missiles or support of missiles projects; and (z) the design, development, production, or use of chemical or biological weapons.
(q)    PadCo-Protiva License and Services Agreement. None of Arbutus, Protiva or the Company shall amend the PadCo-Protiva License and Services Agreement in any respect without the prior written consent of Monsanto Canada.
(r)    Arbutus. Within five (5) Business Days of execution of the PadCo-Protiva License and Services Agreement, Arbutus shall transfer to the Company the [***] Class A Common Share held by Arbutus.
8.Closing Conditions.
(a)    Conditions of Monsanto Canada. Monsanto Canada’s obligation to consummate the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Monsanto Canada, in whole or in part, in its sole discretion):
(i)    Exercise of Call Option. Monsanto Canada shall have exercised the Call Option in accordance with the terms of this Agreement;

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(ii)    Representations and Warranties Regarding the Company and Protiva. The representations and warranties set forth in Section 4 that are qualified by materiality or Material Adverse Effect and the Fundamental Representations shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though made on the Closing Date (except that those representations and warranties that are made as of a specific date, which need be true and correct only as of such date). The representations and warranties set forth in Section 4 (other than the Fundamental Representations) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects as of the Effective Date and as of the Closing Date as though made on the Closing Date (except that those representations and warranties that are made as of a specific date need only be so true and correct as of such date);
(iii)    Representations and Warranties Regarding Protiva and Arbutus. The representations and warranties set forth in Section 5 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date;
(iv)    Covenants. The covenants and agreements set forth in this Agreement to be performed or complied with or by the Company and/or Protiva and/or Arbutus at or prior to the Closing shall have been performed or complied with by the Company or Protiva or Arbutus, as applicable, in all material respects. The covenants and agreements set forth in Section 7(q) and Section 7(r) shall have been performed or complied with by the Company or Protiva or Arbutus, as applicable, in all respects;
(v)    No Governmental Order. (A) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Law which is in effect or shall have initiated (which is continuing) any action that has the effect of making (or is seeking to make) the transactions contemplated by this Agreement illegal or otherwise has the effect of restraining or prohibiting (or is seeking to restrain or prohibit) the consummation thereof; and (B) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing in accordance with the terms hereof shall have been obtained (other than those actions or filings that may, by their terms, be made after such Closing or which, if not obtained or made prior to the consummation of the transactions contemplated hereby, would not have a Material Adverse Effect on the Company or Protiva prior to or after the Closing or a material adverse effect on Monsanto Canada after the Closing or be reasonably likely to subject Monsanto Canada or any of its subsidiaries or any of their respective officers or directors to substantial penalties or criminal liability);
(vi)    No Material Adverse Effect. No change, event, circumstance, development, occurrence or effect shall have occurred or been discovered since the Exercise Date and be continuing as of the Closing Date that, individually or taken together with any other change, event, circumstance, development, occurrence or effect, has had or would reasonably be expected to have a Material Adverse Effect;
(vii)    Officer’s Certificates. Monsanto Canada shall have received an officer’s certificate from each of the Company and Protiva, dated as of the Closing Date, certifying as to the matters set forth in Sections 8(a)(ii), (iii), (iv) and (vi);

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(viii)    No Litigation. There shall be no Action pending against Monsanto Canada, Protiva or the Company or any of their respective Affiliates by any Governmental Authority (A) seeking to enjoin or make illegal, delay or otherwise restrain or prohibit the consummation of the Call Option; (B) that would result in the Call Option being rescinded following consummation; (C) seeking material damages in connection with the Call Option; (D) seeking to compel the Company or Monsanto Canada to dispose of or hold separate any material assets as a result of the Call Option; or (E) seeking to impose any criminal sanctions or liability on Monsanto Canada, Protiva or the Company in connection with the consummation of the Call Option;
(ix)    Consents. The Company and Protiva shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the consummation of the Closing under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which it is a party; and
(x)    PadCo-Protiva License and Services Agreement. The PadCo-Protiva License and Services Agreement shall be in full force and effect and all representations and warranties set forth in the PadCo-Protiva License and Services Agreement shall be true and correct as of the Closing Date as though made on the Closing Date and shall continue to inure to the benefit of the Company, if Monsanto Canada acquires all of the outstanding capital stock of the Company, or Monsanto Canada as assignee of all of the Company’s right, title, and interest in, to, and under the Protiva License, if Monsanto Canada acquires the PadCo-Protiva License and Services Agreement and the Protiva License.
(b)    Conditions of Protiva. The obligation of Protiva to consummate the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Protiva, in whole or in part, in its sole discretion):
(iii)    Representations and Warranties. The representations and warranties of Monsanto Canada set forth in Section 6 shall be true and correct as of the Closing Date as though made on the Closing Date;
(iv)    Covenants. The covenants and agreements set forth in this Agreement to be performed or complied with Monsanto Canada at or prior to the Closing shall have been performed or complied with in all material respects;
(v)    No Governmental Order. (A) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Law which is in effect or shall have initiated (which is continuing) any action that has the effect of making (or is seeking to make) the transactions contemplated by this Agreement illegal or otherwise has the effect of restraining or prohibiting (or is seeking to restrain or prohibit) the consummation thereof; and (B) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing in accordance with the terms hereof shall have been obtained (other than those actions or filings that may, by their terms, be made after such Closing, or which, if not obtained or made prior to the consummation of the transactions contemplated hereby, would not have a Material Adverse Effect on the Company prior to or after the Closing or a material adverse effect on Protiva after the Closing or be reasonably likely to subject Protiva or any of its subsidiaries

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or any of their respective officers or member of the Board to substantial penalties or criminal liability); and
(vi)    No Litigation. There shall be no Action pending against Monsanto Canada, Protiva or the Company or any of their respective Affiliates by any Governmental Authority (A) seeking to enjoin or make illegal, delay or otherwise restrain or prohibit the consummation of the Call Option; (B) that would result in the Call Option being rescinded following consummation; (C) seeking material damages in connection with the Call Option; (D) seeking to compel the Company or Monsanto Canada to dispose of or hold separate any material assets as a result of the Call Option; or (E) seeking to impose any criminal sanctions or liability on Monsanto Canada, Protiva or the Company in connection with the consummation of the Call Option.
9.Termination.
(a)    Breach by Company or Protiva. Monsanto Canada may terminate this Agreement within the twenty (20) day period following the Company Cure Period if there is a material breach of any representation, warranty, covenant or obligation of the Company or Protiva that (i) would give rise (in the case of a breach of a representation or warranty) to a failure of the condition set forth in Sections 8(a)(ii) and 8(a)(iii) to be satisfied, and (ii) if susceptible to cure, has not been cured within thirty (30) days following receipt by Protiva of written notice thereof from Monsanto Canada (the “Company Cure Period”); provided, that this Agreement shall in no event terminate under this Section 9(a) if Monsanto Canada is then in material breach of any of its obligations under this Agreement.
(b)    Breach of This Agreement by Monsanto Canada. Protiva may terminate this Agreement within the twenty (20) day period following the Monsanto Canada Cure Period if there is a material breach of any representation, warranty, covenant or obligation of Monsanto Canada that (i) would give rise to a failure of the condition set forth in Section 8(b)(i) to be satisfied (in the case of a breach of a representation or warranty), and (ii) if susceptible to cure, has not been cured within thirty (30) days following receipt by the Monsanto Canada of written notice thereof from Protiva (the “Monsanto Canada Cure Period”); provided, that this Agreement shall in no event terminate under this Section 9(b), if the Company or Protiva is in material breach of any of their obligations under this Agreement.
(c)    Acquisition of Protiva or Arbutus by a Principal Competitor. Monsanto Canada may terminate this Agreement immediately upon written notice to Protiva in the event of a Change of Control of Protiva or Arbutus to a Principal Competitor.
(d)    Phase A. Monsanto Canada may terminate this Agreement upon delivery by Monsanto Canada to Protiva of (i) written notice of termination at any time during Phase A and (ii) [***] by electronic wire as arranged with Protiva. Notwithstanding the foregoing, if Phase B is initiated by Monsanto Canada, Monsanto Canada shall not be entitled to terminate this Agreement pursuant to this Section 9(d).

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(e)    Phase B. Monsanto Canada may terminate this Agreement upon delivery by Monsanto Canada to Protiva of (i) written notice of termination at any time during Phase B and (ii) [***] by electronic wire as arranged with Protiva. Notwithstanding the foregoing, if Phase C is initiated by Monsanto Canada, Monsanto Canada shall not be entitled to terminate this Agreement pursuant to this Section 9(e).
(f)    Phase C. Monsanto Canada may terminate this Agreement upon delivery by Monsanto Canada to Protiva of (i) written notice of termination at any time during Phase C and (ii) Protiva [***], by electronic wire as arranged with Protiva.
(g)    Survival. The provisions of Sections 1 (Definitions), 7(l) (Confidential Information), 9(h) (Survival), 11 (Indemnification) and 12 (Miscellaneous) shall survive the termination of this Agreement and shall remain in full force and effect.
(h)    Rights Upon Termination. For clarity, if this Agreement terminates and the Closing has not occurred prior to such termination: (a) Monsanto will relinquish its seat(s) on the Board, and (b) the Company and Protiva shall have the right to amend or terminate the PadCo-Protiva License and Services Agreement in such manner as they may deem appropriate and Monsanto shall no longer be a third party beneficiary of the PadCo-Protiva License and Services Agreement.
(i)    Rights and Obligations Upon Termination of the Original Option Agreement. Notwithstanding anything in this Agreement to the contrary and notwithstanding the replacement of the Original Option Agreement with this Agreement, none of the parties hereto shall be relieved from liability for any breach of the Original Option Agreement prior to the date hereof.
10.Certain Covenants.
(a)    Reporting. From the Closing Date until the date after which Protiva is not eligible to receive any further Commercial Milestone Payments, upon the written request of Protiva, Monsanto Canada shall provide Protiva by December 31 of each calendar year with an annual summary report of the status of any Commercialization activities of Monsanto Canada or any of its Affiliates or sublicensees with respect to any Product being developed by Monsanto Canada or any of their Affiliates. For the avoidance of doubt, all reports and other information provided by Monsanto Canada to Protiva pursuant to this Section 10(a) shall constitute “Confidential Information” and shall be kept confidential in accordance with the applicable provisions of Section 7(l). Monsanto Canada shall provide Protiva with written notice of the achievement by Monsanto Canada or the Company of the criteria for which a Commercial Milestone Payment is to be paid to Protiva, no later than five (5) Business Days after the occurrence thereof.

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(b)    Exclusivity. During the Call Period and the Exclusivity Period, other than as specifically contemplated by the Research Plan, none of Arbutus, Protiva (and, during the Call Period, the Company), nor any of their respective Affiliates shall, directly or indirectly, alone or with any third Person, conduct or facilitate the conduct of any research, Development (as defined in the PadCo-Protiva License and Services Agreement) or Commercialization activities with respect to, or undertake to Develop (as defined in the PadCo-Protiva License and Services Agreement), any molecule intended for formulation and delivery of RNAi to plants and insects or other applications for use in the Agricultural Field, including through the license of any Intellectual Property to enable such action. Notwithstanding the foregoing, if a Person acquires Arbutus or Protiva and such Person (i) has a valuation of greater than [***] and (ii) is not a Principal Competitor, then such Person shall be permitted to continue to operate its existing operations without regard to the restrictions set forth in this Section 10(b).
11.Indemnification. The indemnification obligations of the parties hereto are set forth in Section 11 of Appendix A to this Agreement.
12.Miscellaneous.
(a)    Further Assurances. If Monsanto Canada exercises the Call Option in accordance with the terms of this Agreement, from time to time and without additional consideration, but at the requesting party’s expense, the parties will execute and deliver, or cause to be executed and delivered, such additional or further agreements, transfers, assignments, endorsements, consents and other instruments as may be reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the Closing, the transfer of the Protiva License, the Company Owned Intellectual Property and any other Company Licensed Intellectual Property, if any, or the outstanding capital stock of the Company to Monsanto Canada and the release of any and all liens, claims and encumbrances with respect thereto, and will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary so as to permit consummation of the transactions contemplated hereunder prior to the Closing Date.

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(b)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 12(b). If notice is given to the Company or Protiva, a copy (which shall not constitute notice) shall also be sent to Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, NY 10019, Attn: R. King Milling, Jr. (Fax: (212) 506-5151). If notice is given to Monsanto Canada, a copy (which shall not constitute notice) shall also be sent to Bryan Cave LLP, One Metropolitan Square, 211 North Broadway, Suite 3600, St. Louis, Missouri 63102, Attn: C. Brendan Johnson (Fax: (314) 552-8438).
(c)    Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the entire agreement of the parties with respect to the matters contemplated herein and therein. This Agreement and the other Transaction Agreements supersede any and all prior understandings as to the subject matter herein and therein.
(d)    Amendments, Waivers and Consents. This Agreement may be amended only by an instrument in writing, signed by each of Monsanto Canada and Protiva. Any provisions of this Agreement may be waived if the party seeking waiver obtains the written consent of all of the affected parties.
(e)    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives and successors of the respective parties hereto and shall not be assignable by Protiva or the Company without the express written consent of the other parties hereto.
(f)    Public Announcements. Except as required by Law or by a Governmental Authority (including the rules and regulations of any stock exchange or trading market on which a party’s (or its parent entity’s) securities are traded) or as permitted by the following sentence, none of the Company, Protiva, or Monsanto Canada, nor any of their respective Affiliates or any of their respective officers, directors, employees, agents, and representatives, as applicable, shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. In connection with the execution and delivery of this Agreement, the parties agree to publication of the press release in the form attached hereto as Exhibit G and agree that each party shall be permitted to continue to use such press release, including the specific content contained therein, for any purposes without the need to obtain the prior written consent of the other parties hereto.

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(g)    General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural the singular, the masculine gender includes the neuter, masculine and feminine genders. All dollar amounts are expressed in U.S. dollars.
(h)    Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.
(i)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(j)    Governing Law; Jurisdiction. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York. In the event any action shall be brought to enforce or interpret the terms of this Agreement, the Parties agree that such action will be brought in the State or Federal courts located in New York, New York. Each of the Parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(k)    Joint Research Committee. As soon as practicable following the Effective Date, the parties will replace the representatives of the Company on the Joint Research Committee (the “JRC”), established pursuant to the Original Option Agreement, with representatives of Protiva such that, from and after the Effective Date, the JRC will be comprised of an equal number of representatives of Monsanto Canada and Protiva and will perform the matters expressly contemplated by this Section 12(k) to be performed by the JRC following exercise of the Call Option, Monsanto Canada and Protiva). Each of Monsanto Canada and Protiva, as applicable (each, a “JRC Party” and collectively, the “JRC Parties”), may replace its representatives on the JRC at any time upon written notice to the other party. The representatives of each JRC Party shall

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collectively have one (1) vote on all matters to be decided by the JRC, and the JRC shall take all actions by unanimous vote. The JRC will meet at such times as are deemed reasonably necessary by the JRC Parties. Meetings of the JRC will be effective only if at least one (1) representative of each JRC Party is present or participating. Each JRC Party will be responsible for all of its own expenses of participating in the JRC meetings. The JRC Parties will endeavor to schedule meetings of the JRC at least six (6) months in advance; provided, that each JRC Party shall be permitted to call additional special meetings of the JRC on not less than ten (10) business days’ notice. The JRC Parties will alternate in preparing the meeting agenda, and the JRC Party that was responsible for preparing the meeting agenda will act as facilitator or chair of the meeting, as well as prepare and circulate for review and approval by the other JRC Party written minutes of such meeting within thirty (30) days after such meeting. The JRC Parties will agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JRC. The JRC, subject to and in accordance with the provisions of this Section 12(k) and Schedule 12(k), will (i) consult and/or make decisions (as provided in Schedule 12(k)) regarding filing of Patent protection in the Territory for Protiva Project Inventions and decisions regarding the prosecution, maintenance and/or abandonment of Protiva Project Patents in the Territory; (ii) make decisions regarding filing of Patent protection in the Territory for Joint Project Inventions and decisions regarding the prosecution, maintenance and/or abandonment of Joint Project Patents in the Territory; (iii) resolve disputes among the parties to the PadCo-Protiva License and Services Agreement or the Protiva-Monsanto Services Agreement regarding the appropriate course of action with respect to any JRC Joint IP Infringement Matter or JRC Protiva Project Infringement Matter; (iv) resolve disputes regarding whether the Post-Closing Milestones have been achieved or the Technology Transfer has been completed (if Monsanto Canada exercises the Call Option); (v) determine, within thirty (30) days following Protiva’s delivery of the Data Package, whether the Company has met all requirements of Option Insect Phase C Completion Criteria and Option Plant Phase C Completion Criteria; and (vi) attend to such other matters as may be directed to the JRC by the Parties or under the terms of any Transaction Agreement. Each of the Parties shall provide the JRC with copies of all substantive communications (including a copy of the patent application as filed, and copies of all communications from the relevant patent office, and responses thereto) in connection with each patent application that is a Joint Project Patent and shall provide the JRC with periodic updates in respect of the status of any pending application for a Joint Project Patent; the members of the JRC shall review and comment on all drafts of Joint Project Patents. In the event there is a dispute among the members of the JRC regarding any matter to be handled by the JRC, e.g., in the event the members of the JRC are unable to reach a unanimous decision regarding such matter within a reasonable time (wherein such reasonable time may be determined by any one member of the JRC), then such member or members may initiate the appropriate dispute resolution process (as described below) by written notice to the other members of the JRC and such other persons who will be involved in such dispute resolution process (as described below). The processes for resolving such disputes are as follows:
(i)    Milestone and Technology Transfer Disputes. In the event of a dispute relating to whether certain Milestones have been met or whether the Technology Transfer has been completed in accordance with the Technology Transfer Completion Criteria, the Chief Executive Officer of Protiva and the Vice President of Chemistry of Monsanto shall use commercially reasonable efforts for a period of 20 days (or such longer period as they may mutually agree) to

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resolve any such dispute. If, at the end of such period (the “Dispute Negotiation Period”), they are unable to resolve such dispute, then the matter shall be resolved in accordance with Section 12(k)(iv).
(ii)    Patent Matters Disputes. Any disputes regarding Patent prosecution matters or patent strategies shall be resolved in the manner set forth on Schedule 12(k).
(iii)    Infringement Matter Dispute. Any dispute relating to a JRC Joint IP Infringement Matter or JRC Protiva Project Infringement Matter shall be referred to Independent IP Counsel for a recommendation, which recommendation shall be delivered to the Chief Executive Officer of Protiva and the Vice President of Chemistry of Monsanto within 10 days following such referral. During the 10 day period immediately following receipt of Independent IP Counsel’s recommendation, the Chief Executive Officer of Protiva and the Vice President of Chemistry of Monsanto shall use commercially reasonable efforts to resolve such dispute taking into consideration Independent IP Counsel’s recommendation. If, at the end of such period, they are unable to resolve such dispute, then the Parties agree to proceed based on Independent IP Counsel’s recommendation.
(iv)    Arbitration. Any dispute relating to (A) whether certain Milestones or Post-Closing Milestones have been met or whether the Technology Transfer has been completed in accordance with the Technology Transfer Completion Criteria that has not been resolved in accordance with Section 12(k)(i), (B) whether the Company has completed Phase C or (C) the designation of the Independent IP Counsel, shall be settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
(v)    Any Other Dispute. In the event of any other dispute relating to the Research Plan, including any dispute relating to prioritization, direction, or other strategic issues regarding services provided by Protiva pursuant to the PadCo-Protiva License and Services Agreement or services provided by Monsanto pursuant to the Protiva-Monsanto Services Agreement, or any other dispute to be resolved pursuant to the provisions of this Section 12(k)(v), the Chief Executive Officer of Protiva and the Vice President of Chemistry of Monsanto shall use commercially reasonable efforts for a period of 20 days (or such longer period as they may mutually agree) to resolve any such dispute. If, at the end of such period, they are unable to resolve such dispute, then the matter shall be resolved by the Chief Technology Officer of Monsanto; provided, however, that (a) such resolution shall not contravene existing agreements that Protiva is a party to or its business strategies or require the contribution of additional resources of the Company without Protiva’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned and (b) any increase in costs to Protiva as a result of decisions by Monsanto Canada under this Section 12(k)(v) shall be borne by Monsanto Canada.

6503474.12

(l)    Disclosure of Protiva Project Compounds. In the event Monsanto Canada requests disclosure of the chemical composition of any Compounds or Formulations Discovered by, Developed by, that come under the Control of, or that are otherwise used by or on behalf of, Protiva or any of its Affiliates under the Research Program or in connection with the provision of Services provided prior to Closing that are not Joint Project Intellectual Property and that are the Confidential Information of Protiva (each a “Protiva Project Compound”) prior to Closing: (i) Protiva shall disclose the chemical composition of such Protiva Project Compound to the persons then serving as the Monsanto Canada members of the JRC (the “Permitted Recipients”); (ii) the Permitted Recipients shall use such chemical composition information solely to evaluate the merits of filing a Patent application that would require disclosure of such chemical composition information and, for such purpose only, may disclose such chemical composition to such representatives of Monsanto or Monsanto Canada who (A) are bound by non-disclosure obligations with respect to such information at least as restrictive as those contained in Section 7(m) and this Section 12(l) and (B) whose input the Permitted Recipients deem useful for purposes of such evaluation (i.e., disclosure to representatives on a need to know basis only); and (iii) in the event the Permitted Recipients, in their discretion, elect to recommend filing such a Patent application, such recommendation shall be referred to the JRC, to be considered by the JRC in the performance of its duties, as set forth in Section 12(k) and Schedule 12(k). In the event the then Licensee (as defined in the PadCo-Protiva License and Services Agreement) under the PadCo-Protiva License and Services Agreement requests disclosure of the chemical composition of any Protiva Project Compound after Closing including, without limitation, in connection with the performance of Technical Transfer Completion Criteria: (i) Protiva shall disclose the chemical composition of such Protiva Project Compound to the persons designated by the Licensee; (ii) the Licensee may use and disclose such chemical composition information (which chemical composition information is and shall be Protiva Know-How for purposes of the Transaction Agreements) for the purposes set out in and subject to the terms and conditions of the PadCo-Protiva License and Services Agreement; and (iii) in the event the Licensee, in its discretion, elects to recommend filing a Patent application that would require disclosure of such chemical composition information, such recommendation shall be referred to the JRC, to be considered by the JRC in the performance of its duties, as set forth in Section 12(k) and Schedule 12(k). Nothing in this Section 12(l) shall be deemed to limit Protiva’s rights to make decisions and/or recommendations regarding the filing or prosecution of Protiva Background Patents or Protiva Project Patent so long as such activities are conducted in a manner Protiva reasonably determines will prevent the disclosure to Monsanto Canada of chemical composition information not requested by Monsanto Canada.
(m)    Specific Enforcement. The parties hereto agree that if any of the provisions of this Agreement, were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that, except as otherwise provided herein, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without any requirement to the securing or posting of any bond in connection with such remedy.

6503474.12

(n)    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Monsanto Canada agrees to indemnify and to hold harmless the Company and Protiva from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Monsanto Canada or any of its officers, employees, or representatives is responsible. The Company and Protiva agree to indemnify and hold harmless Monsanto Canada from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or Protiva or any of their respective officers, employees or representatives is responsible.
(o)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(p)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non‑breaching or non‑defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal as of the date first above written.

PROTIVA BIOTHERAPEUTICS INC. By: /s/Bruce Cousins Name: Bruce Cousins Title: Executive Vice President and CFO Address:	PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC. By: /s/Bruce Cousins Name: Bruce Cousins Title: Executive Vice President and CFO Address:
ARBUTUS BIOPHARMA CORPORATION (formerly known as Tekmira Pharmaceuticals Corporation) By: /s/Bruce Cousins Name: Bruce Cousins Title: Executive Vice President and CFO Address:	MONSANTO CANADA, INC. By: /s/Robert M. McCarroll Name: Robert M. McCarroll, Ph. D. Title: VP, Chemistry Technology Address:

6503474.12

Schedule 12(k)

Patent Prosecution and Review Procedures

[***]

[Signature Page to Form of Option Exercise Price Certificate]
6503474.9
6503474.10A
6503474.12

EXHIBIT A

RESEARCH PLAN

[***]

6503474.12

EXECUTION VERSION

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B-2(i)

PLANT PHASE A

COMPLETION CRITERIA

[***]

EXHIBIT B-2(ii)

INSECT PHASE A

COMPLETION CRITERIA

[***]

EXHIBIT B-3(i)

PLANT PHASE B

COMPLETION CRITERIA

[***]

EXHIBIT B-3(ii)

INSECT PHASE B

COMPLETION CRITERIA

[***]

EXHIBIT B-4(i)

PLANT PHASE C

COMPLETION CRITERIA

[***]

EXHIBIT B-4(ii)

INSECT PHASE C

COMPLETION CRITERIA

[***]

EXHIBIT B-5(i)
OPTION SET-UP COMPLETION CRITERIA

[***]

EXHIBIT B-5(ii)

OPTION SHIPMENT COMPLETION CRITERIA

[***]

EXHIBIT B-6

TECHNOLOGY TRANSFER COMPLETION CRITERIA

[***]

EXHIBIT C
PADCO-PROTIVA LICENSE AND SERVICES AGREEMENT
(not attached – this is simply the License and Services Agreement previously entered into by the parties)

EXHIBIT D
PROTIVA-MONSANTO SERVICES AGREEMENT
(not attached – this is simply the Services Agreement previously entered into by the parties)

EXHIBIT E
INTENTIONALLY OMITTED

EXHIBIT F

DISCLOSURE SCHEDULE
TO PROTIVA AGRICULTURAL DEVELOPMENT COMPANY INC.
AMENDED AND RESTATED OPTION AGREEMENT
BY AND AMONG
MONSANTO CANADA, INC.,
ARBUTUS BIOPHARMA CORPORATION (FORMERLY KNOWN AS TEKMIRA PHARMACEUTICALS CORPORATION),
PROTIVA BIOTHERAPEUTICS INC.,
AND
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY INC.

Dated as of March 4, 2016

[***]
.

Section 4(f)(iii)(A)
INTELLECTUAL PROPERTY
[***]

Section 4(f)(iii)(C)
COVENANTS NOT TO SUE
[***]

Section 4(f)(iii)(D)
RESEARCH PROGRAM NON-INFRINGEMENT AS OF THE EFFECTIVE DATE

[***]

Section 4(f)(iii)(E)
RESEARCH PROGRAM IP NON-INFRINGEMENT ON THE CLOSING DATE

[***]

Section 4(f)(iii)(F)
NO ACTIONS PENDING – PROTIVA IP

[***]

Section 4(f)(x)
CONFIDENTIAL INFORMATION - EMPLOYEES

[***]

Section 4(f)(x)-2
CONFIDENTIAL INFORMATION

[***]

Section 4(f)(xi)
OPTIONS, LICENSES, COVENANTS, SECURITY INTERESTS, LIENS

[***]

Section 4(f)(xii)
USE OF GOVERNMENTAL AUTHORITIES

[***]

Section 4(h)(ii)
PERMITS
[***]

Section 4(k)(i)
FINANCIAL STATEMENTS
[***]

EXHIBIT G
INTENTIONALLY OMITTED

EXHIBIT H
INTENTIONALLY OMITTED

EXHIBIT I
INTENTIONALLY OMITTED

EXHIBIT J
CERTAIN KNOWLEDGE PERSONS

[***]

EXHIBIT K
CERTAIN PRINCIPAL COMPETITORS
[***]

EXHIBIT L
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED
LICENSE AND SERVICES AGREEMENT
Between
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY INC.
on the one hand,
and
PROTIVA BIOTHERAPEUTICS INC.
and
ARBUTUS BIOPHARMA CORPORATION,
on the other hand
Dated: March 4, 2016

i

TABLE OF CONTENTS
(continued)

ARTICLE IX - MISCELLANEOUS		26
9.1	Representations and Warranties	26
9.2	Force Majeure	29
9.3	Consequential Damages	29
9.4	Assignment	30
9.5	Notices	30
9.6	Independent Contractors	31
9.7	Governing Law; Jurisdiction	31
9.8	Severability	31
9.9	No Implied Waivers	32
9.10	Headings	32
9.11	Entire Agreement; Amendment	32
9.12	Waiver of Rule of Construction	32
9.13	No Third-Party Beneficiaries	32
9.14	Further Assurances	32
9.15	Performance by Affiliates	32
9.16	Effect of Amendment	32

ii

AMENDED AND RESTATED
LICENSE AND SERVICES AGREEMENT
This Amended and Restated License and Services Agreement (this “Agreement”) is entered into as of March 4, 2016 (the “Effective Date”), between Protiva Agricultural Development Company Inc., a British Columbia corporation with a principal place of business at 100‑8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“PadCo”), on the one hand, and Protiva Biotherapeutics, Inc., a British Columbia corporation with a principal place of business at 100‑8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“Protiva”), and Arbutus Biopharma Corporation (formerly, Tekmira Pharmaceuticals Corporation), a British Columbia corporation with a principal place of business at 100‑8900 Glenlyon Parkway, Burnaby, B.C., Canada V5J 5J8 (“Arbutus”), on the other hand.
RECITALS
WHEREAS, Protiva and Arbutus own or Control Protiva Intellectual Property (as defined below) that is useful for the delivery of a variety of oligonucleotide products, including those that function through RNA interference or the modulation of microRNAs;
WHEREAS, PadCo, Protiva and Tekmira entered into that certain License and Services Agreement on January 12, 2014 (the “Original License”), and, contemporaneously with the execution of the Original License: (a) as consideration for the Transferred Protiva Rights and in full satisfaction of the Protiva Purchase Price, the Licensee issued the Protiva Note and one Class B Common share in the capital stock of Licensee to Protiva and granted to Protiva the rights set out in Section 3.3 of the Original License; (b) as consideration for the Transferred Tekmira Rights and in full satisfaction of the Protiva Purchase Price, the Licensee issued one Class A Common share in the capital stock of Licensee to Tekmira that was later transferred to Protiva; (c) Protiva, Tekmira, PadCo and Monsanto Canada entered into the Option Agreement and (d) Protiva and Monsanto entered into the Protiva-Monsanto Services Agreement;
WHEREAS, contemporaneously with the execution of this Agreement and as of the Effective Date: (a) the parties to the Protiva-Monsanto Services Agreement are amending the Protiva-Monsanto Services Agreement, (b) the parties to the Option Agreement are amending and restating the Option Agreement, (c) Monsanto Canada is exercising the Call Option to acquire all of the outstanding capital stock of PadCo, and (d) Closing is occurring;
WHEREAS, Protiva, Arbutus and PadCo desire to amend and restate the Original License, effective as of the Effective Date, upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, as required by the terms of the Original License, Monsanto Canada has consented to the amendment and restatement of the Original License upon the terms and conditions of this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, PadCo, Arbutus and Protiva enter into this Agreement to amend and restate the Original License effective as of the Effective Date:

2

ARTICLE I – DEFINITIONS
1.1    General.     When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Article I.
“Affiliate” means, with respect to a Person, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with such Person. For purposes of the foregoing sentence, “control” means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.
“Agreement” has the meaning set forth in the introductory paragraph.
“Agricultural Field” means any and all applications in agriculture, horticulture, forestry, aquaculture, and/or residential (e.g., lawn and garden) markets relating to, for example, plants, fish, arthropods and/or pests and pathogens thereof. For the avoidance of doubt, Agricultural Field excludes, for example: (a) all human and animal (other than fish and arthropods) therapeutic, prophylactic, and diagnostic applications; and (b) modification of any cells, tissues, or organisms for the purpose of manufacturing heterologous proteins, peptides, or viruses for any purpose, including producing therapeutic products, other than the modification of plants, plant cells, or plant tissues for the purpose of manufacturing heterologous proteins, peptides, or viruses for application to plants, fish, arthropods, and/or pests or pathogens thereof.
“Applicable Laws” means all applicable laws, statutes, rules, regulations, guidelines, guidances, ordinances, orders, decrees, writs, judicial or administrative decisions and the like of any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including any Governmental Authority), any tribunal or arbitrator of competent jurisdiction, and any trade organization whose regulations have the force of law.
“Arbutus” has the meaning set forth in the introductory paragraph.
“Background Patent Infringement Action” has the meaning set forth in Section 5.3(b).
“BIA” has the meaning set forth in Section 2.5.
“Call Option” has the meaning set forth in the Option Agreement.
“CCAA” has the meaning set forth in Section 2.5.
“Change of Control” has the meaning set forth in the Option Agreement.
“Channel Costs” means those costs incurred by a Party and its Affiliates in preparing and utilizing distribution channels for a Product (including product returns, customer rebates, dealer incentives, volume discounts, seed service fees, cash discounts (pre-pay discounts), local

3

competitive response, transportation or cargo insurance, and some of which, by way of example, are currently identified as “seed service fees,” “crop loss and replant,” “volume discount,” and “seed action pack”), in all cases allocated to such Products in accordance with GAAP.
“Closing” has the meaning set forth in the Option Agreement.
“Code” has the meaning set forth in Section 2.4.
“Combination Product” means any Product that incorporates other technology and/or materials that embody Patents, Know-How, or other intellectual property rights, benefits, and/or value, including for example, seeds, seed treatments (chemicals or biopesticides), or transgenic or non-transgenic components of a plant genome; provided, however, that a Product will only be a Combination Product if such other technology and/or materials have been packaged and sold separately at any time.
“Commercial Milestone Payment” has the meaning set forth in Section 3.1(a).
“Commercialize” means any and all activities directed to marketing, promoting, distributing, importing, having imported, exporting, having exported, selling and having sold a Product, in each case for commercial purposes.
“Commercial Launch” means the first bona fide commercial sale of the Product in an arm’s length transaction.
“Compound” means any molecule (a) that was Controlled by Protiva as of the Original Effective Date, (b) Discovered by Protiva or any of its Affiliates under the Research Program or in the performance of the Technology Transfer, (c) became (or becomes, as the case may be) under the Control of Protiva or any of its Affiliates during the period in which Protiva provided Services pursuant to the Research Program or conducts activities pursuant to the Technology Transfer.
“Confidential Information” means all proprietary or confidential information and materials, patentable or otherwise, of a Party disclosed by or on behalf of such Party to the other Party before, on or after the Original Effective Date, chemical substances, formulations, techniques, processes, methodology, equipment, data, reports, Know-How, sources of supply, patent positioning, business plans, and also each Party’s proprietary and confidential information of Third Parties in possession of such Party under an obligation of confidentiality, whether or not related to making, using or selling Products.
“Control,” “Controls” or “Controlled by” means, with respect to any Compound, Formulation, or Protiva Intellectual Property, the possession of (whether by ownership or license, other than pursuant to this Agreement), or the ability of Protiva or any of its Affiliates to grant access to, or a license or sublicense of, such Compound, Formulation, or Protiva Intellectual Property as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time Protiva would be required hereunder to grant (or cause its Affiliates to grant) Licensee such access or license or sublicense.

4

“Cover,” “Covers” or “Covered by” means, with respect to a Product, that, but for ownership of or a license or sublicense granted under a Valid Claim of a Protiva Background Patent or Protiva Project Patent, the Discovery, Development, Manufacture, and/or Commercialization with respect to such Product would infringe such Patent (or, if such Patent is a patent application, would infringe a patent issued from such patent application if such patent application were to issue with the claims pending in the patent application as of the moment the determination of “Cover,” “Covers,” or “Covered by” is being made).
“Develop,” “Developing” or “Development” means any and all activities, testing and studies required to develop one or more Products for Regulatory Approval and/or commercial sale.
“Disclosing Party” has the meaning set forth in the Option Agreement.
“Discover”, “Discovering” or “Discovery” means any and all research or discovery activities in respect of a Compound, Formulation, or Product.
“Effective Date” has the meaning set forth in the introductory paragraph.
“Formulation” means any chemical composition, including lipids, conjugates and polymers formulated with a variety of excipients, that (a) was Controlled by Protiva as of the Original Effective Date; (b) was designed, screened or tested under the Research Program or is designed, screened or tested by Protiva in the performance of the Technology Transfer; or (c) became (or becomes, as the case may be) under the Control of Protiva or any of its Affiliates during the period in which Protiva provided Services pursuant to the Research Program or conducts activities pursuant to the Technology Transfer.
“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.
“Governmental Authority” means any United States or supra-national, foreign, federal, state, local, provincial, or municipal government, governmental, regulatory or administrative authority, agency, body, branch, bureau, instrumentality or commission or any court, tribunal, or judicial or arbitral body having relevant jurisdiction over a subject matter.
“Identified Infringement” has the meaning set forth in Section 5.4(b).
“Indemnified Party” has the meaning set forth in Section 7.3.
“Indemnifying Party” has the meaning set forth in Section 7.3.
“Infringement Action” means a Background Patent Infringement Action or a Project Patent Infringement Action.
“Initiating Party” has the meaning set forth in Section 5.4(d).
“Insolvent Party” has the meaning set forth in Section 8.4.

5

“Joint Project Intellectual Property” means (a) all inventions that were conceived jointly by: (i) Monsanto, employees of Monsanto, or other Persons owing a duty to assign to Monsanto (“Monsanto Personnel”) and (ii) Protiva, any of its Affiliates, employees of Protiva or any of its Affiliates, or other Persons owing a duty to assign to Protiva or any of its Affiliates (“Protiva Personnel”) in the conduct of activities under the Research Program (“Joint Project Inventions”), (b) all Know-How that was developed, created, made, discovered, or produced jointly by Monsanto Personnel and Protiva Personnel in the conduct of activities under the Research Program, (c) all tangible works of expression that was co-authored by Monsanto Personnel and Protiva Personnel in the conduct of activities under the Research Program, (d) all inventions that are conceived jointly by Monsanto Personnel and Protiva Personnel in the conduct of activities under the Technology Transfer (“Joint Technology Transfer Inventions”), (e) all Know-How that is developed, created, made, discovered, or produced jointly by Monsanto Personnel and Protiva Personnel in the conduct of activities under the Technology Transfer, and (f) all tangible works of expression that are co-authored by Monsanto Personnel and Protiva Personnel in the conduct of activities under the Technology Transfer. In the event the same invention is conceived of independently by both Monsanto Personnel and Protiva Personnel in the conduct of activities under the Research Program or the Technology Transfer, such invention shall be Joint Project Intellectual Property.
“Joint Project Patents” means Patents that are directed to Joint Project Inventions or to Joint Technology Transfer Inventions.
“JRC” has the meaning set forth in the Option Agreement.
“JRC Protiva Project Infringement Matter” has the meaning set forth in Section 5.5.
“Knowingly” has the meaning set forth in the Option Agreement.
“Knowledge” has the meaning set forth in the Option Agreement.
“Know-How” means biological materials and other tangible materials, information, data, inventions, practices, methods, protocols, formulas, formulations, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, patentable or otherwise (but excluding any marketing, financial, commercial, personnel and other business information and plans).
“Licensee” means PadCo or, in the event Monsanto Canada exercises the Call Option and receives from PadCo an assignment of all of PadCo’s rights and obligations under this Agreement, shall mean Monsanto Canada or any permitted assignee of Monsanto Canada.
“Licensee Indemnitees” has the meaning set forth in Section 7.1.
“Losses” has the meaning set forth in Section 7.1.
“Manufacturing” or “Manufacture” means, with respect to a Product, all activities associated with the production, manufacture, packaging, labeling, releasing or processing of such Product.
“Monsanto” means Monsanto Company, a Delaware corporation.

6

“Monsanto Canada” means Monsanto Canada, Inc., a Canadian corporation.
“Monsanto Improvements” has the meaning set forth in the Protiva-Monsanto Services Agreement.
“Net Sales” means Value Captured for a Product less Channel Costs.  Net Sales shall also be consistent with GAAP.  For the avoidance of doubt, for a Combination Product, Net Sales shall be equitably apportioned for the contribution of Protiva Background Patents, Protiva Project Patents and/or Joint Project Patents in the Combination Product in a manner generally consistent with the then-current custom and practice.
“Non-Initiating Party” has the meaning set forth in Section 5.4(d).
“Option Agreement” means that certain option agreement by and between Protiva, Arbutus, PadCo and Monsanto Canada dated as of January 12, 2014, pursuant to which Protiva granted Monsanto Canada an exclusive option, as such agreement is amended and restated by the parties thereto effective as of the Effective Date and as such option agreement may be hereafter amended, restated, or otherwise modified from time to time.
“Original Effective Date” means January 12, 2014.
“Original License” has the meaning set forth in the Recitals.
“PadCo” has the meaning set forth in the introductory paragraph.
“Party” means either Licensee or Protiva; “Parties” means Licensee and Protiva. References to “Party” and “Parties”, as applicable, shall also refer to Arbutus with respect to the Tekmira Patents and the rights and obligations related thereto.
“Patent” means any patent (including any reissue, extension, substitution, confirmation, re-registrations, re-examination, revival, supplementary protection certificate, patents of addition, continuation, continuation-in-part, or divisional) or patent application (including any provisional application, non-provisional patent application, continuation, continuation-in-part, divisional, PCT international applications or national phase applications), in each case whether in the U.S. or any foreign country.
“Person” means an individual, corporation, limited liability company, syndicate, association, trust, partnership, joint venture, unincorporated organization, government agency or any agency, instrumentality or political subdivision thereof, or other entity.
“Product” means any product or process in the Agricultural Field Covered by a Valid Claim of one or more of the Protiva Background Patents, Protiva Project Patents, or Joint Project Patents.
“Project Patent Infringement Action” has the meaning set forth in Section 5.4(b).
“Proposed Abandonment” has the meaning set forth in Section 5.6.

7

“Protiva” has the meaning set forth in the introductory paragraph.
“Protiva Background Patents” means Patents relevant to or useful in the composition, formulation, or manufacture of Compounds and/or Formulations and/or their use in the Agricultural Field that are (i) Controlled by Protiva and that are (1) independent of the activities under the Research Program and (2) exist (whether as pending applications, issued patents, or otherwise) as of the Original Effective Date and/or (ii) Controlled by Protiva or any of its Affiliates and that are (1) independent of the activities under the Research Program and (2) exist (whether as pending applications, issued patents, or otherwise) at any time during the period beginning immediately following the Original Effective Date and ending on the date that is [***]. For purposes of Sections 5.2(a), 5.3, 5.5, and 5.6 references to “Protiva Background Patents” shall be deemed to also refer to Tekmira Patents (and, as applicable, references to Protiva shall be deemed to refer to Arbutus).
“Protiva Indemnitees” has the meaning set forth in Section 7.2.
“Protiva Intellectual Property” means Protiva Know-How, Protiva Background Patents, Protiva Project Patents, Protiva Research Data and Tekmira Patents.
“Protiva Know-How” means Know-How relevant to or useful in the composition, formulation, or manufacture of Compounds and/or Formulations and/or their use in the Agricultural Field which is Controlled by (a) Protiva on the Original Effective Date and/or (b) Protiva or any of its Affiliates at any time during the period beginning immediately following the Original Effective Date and ending on the date the Technology Transfer is complete in accordance with the Technology Transfer Completion Criteria; provided, however, Protiva Know-How shall exclude Protiva Background Patents, Protiva Project Patents, and Joint Project Intellectual Property.
“Protiva License” means all rights and licenses in and to the Protiva Intellectual Property, and all other rights, granted to Licensee, or to which Licensee is otherwise entitled, pursuant to this Agreement, together with the benefit of (and subject to) all representations, warranties, covenants, and terms related to the Protiva Intellectual Property as set forth in this Agreement.
“Protiva-Monsanto Services Agreement” means that certain services agreement by and between Protiva and Monsanto dated as of January 12, 2014, pursuant to which, among other things, Monsanto agreed to conduct services for Protiva to screen Compounds and/or Formulations according to the Research Program, as such services agreement is amended by the amendment thereto effective as of the Effective Date, and as such services agreement may be hereafter amended, restated, or otherwise modified from time to time.
“Protiva Note” means a non-interest-bearing demand promissory note in the principal amount of [***].
“Protiva Project Inventions” means inventions that are not Joint Project Intellectual Property and that were conceived by Protiva Personnel in the conduct of the Services or other activities under the Research Program pursuant to the Original License or that are conceived by Protiva Personnel in the conduct of activities under the Technology Transfer.

8

“Protiva Project Patents” means Patents that are directed to Protiva Project Inventions.
“Protiva Purchase Price” shall mean [***].
“Protiva Research Data” means (a) all information and data provided to Licensee and the JRC pursuant to Section 4.3 of the Original License and (b) all summary reports, data and other information Protiva provides or is required to provide pursuant to the Technology Transfer.
“Receiving Party” has the meaning set forth in the Option Agreement.
“Record Retention Period” has the meaning set forth in Section 3.1(c).
“Research” or “Researching” means identifying, evaluating, testing, validating and/or optimizing Compounds, Formulations or Products.
“Research Plan” has the meaning set forth in the Option Agreement.
“Research Program” means the program to design and synthesize Compounds and/or Formulations and to conduct research and development activities for such Compounds and/or Formulations as described in the Research Plan.
“Response Deadline” has the meaning set forth in Section 5.6.
“Services” means the research services described in the Research Plan, activities conducted by or on behalf of Protiva or its Affiliates pursuant to the Research Plan or otherwise pursuant to the Original License, and activities conducted by or on behalf of Protiva or its Affiliates in the performance of the Technology Transfer.
“Solvent Party” has the meaning set forth in Section 8.4.
“Sublicensee” means a Third Party to whom Licensee has granted a sublicense pursuant to the terms hereof.
“Tax Act” means the Income Tax Act (Canada).
“Tax Value” means, in respect of the rights transferred to the Licensee hereunder, where the respective transferred right is eligible capital property under the Tax Act, the least of the amounts referred to in subparagraphs 85(1)(d)(i), (ii) and (iii) of the Tax Act; where the respective transferred right is capital property under the Tax Act, the least of the amounts referred to in subparagraphs 85(1)(c.1)(i) and (ii) of the Tax Act; and where the respective transferred right is depreciable property under the Tax Act, the least of the amounts referred to in subparagraphs 85(1)(e)(i), (ii) and (iii) of the Tax Act.
“Technology Transfer” has the meaning set forth in the Option Agreement.
“Technology Transfer Completion Criteria” shall mean the criteria outlined in Exhibit B-6.

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“Technology Transfer Compound List” means a complete list of the components (including Compounds, Formulations, and Compound structures) and ratios of each LNP Composition (as such term is defined in the Technology Transfer Compound Criteria) tested during Phase A (as such term is defined in the Research Program) of the Research Plan as to which the representation and warranty in Section 9.1(b)(vi) is true and correct as of the Effective Date.
“Tekmira” means Tekmira Pharmaceuticals Corporation, predecessor to Arbutus.
“Tekmira Patents” means Patents relevant to or useful in the composition, formulation, or manufacture of Compounds and/or Formulations and/or their use in the Agricultural Field that were Controlled by Tekmira as of the Original Effective Date, other than the Patents listed on Exhibit A.
“Tekmira Purchase Price” has the meaning set forth in Section 3.2(b).
“Term” means the term described in Section 8.1.
“Territory” means worldwide.
“Third Party” means any Person other than Protiva, Licensee or any of their respective Affiliates.
“Third Party Claim” has the meaning set forth in Section 7.3.
“Transaction Agreements” shall mean this Agreement, the Protiva-Monsanto Services Agreement, the Option Agreement, and such other documents entered into in connection therewith.
“Transferred Protiva Rights” means the licenses granted by Protiva to Licensee set forth in Section 2.1.
“Transferred Tekmira Rights” means the licenses granted by Arbutus to Licensee set forth in Section 2.1.
“UBC” means the University of British Columbia.
“UBC IP” means the patent families set forth in Exhibit A.
“Valid Claim” means a claim of: (a) an issued and unexpired Protiva Project Patent, Protiva Background Patent, or Joint Project Patent, as applicable, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a patent application that is a Protiva Project Patent, a Protiva Background Patent, or a Joint Project Patent, as applicable, that has not been pending for more than eight years after the original priority date for said application and that has not been cancelled, withdrawn or abandoned, or finally rejected by an administrative agency action, which is not appealable or has not been appealed within the time allowed for appeal; provided, however, that for purposes of defining Products for purposes of Section 3.1(a), a claim

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of a pending application shall be a Valid Claim only if such claim has been identified in an office action (or other office communication) issued by the U.S. Patent and Trademark Office in connection with the prosecution of such application (x) as allowable, or (y) allowable but for its dependency on a rejected independent claim (the conditions of (x) and (y) collectively referred to as “Allowable”) during the 10-year period following the Commercial Launch of the first Product, such claim as Allowable Covers the Product, and, during such period, the designation of such claim as Allowable has not been reversed or otherwise rejected in subsequent prosecution of such application and no substantive amendments have been made to such claim (or any claims from which it depends) during prosecution of such application since its designation as Allowable, wherein the substantive amendment(s) results in the claim no longer Covers the Product.
“Value Captured” means the gross amount invoiced on sales of the Products by a Party and its Affiliates and Sublicensees in the Agricultural Field in the Territory. For a Combination Product, the Value Captured shall be determined in accordance with the foregoing sentence, except that the gross amount invoiced on sales of the Combination Product will be reduced on a per unit basis by the invoice amount of the other technology and/or materials in the Combination Product when sold separately.
1.2    Interpretation.     Words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear, unless the context otherwise requires. Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. The words “include”, “includes” and “including” are deemed to be followed by “without limitation” or words of similar import. Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or). All dollar amounts are expressed in U.S. dollars.
ARTICLE II –    LICENSE GRANTS AND RELATED RIGHTS
2.1    License Grants to Licensee    . Subject to the terms and conditions of this Agreement, effective as of the Original Effective Date, Protiva (and with respect to the Tekmira Patents only, Arbutus) hereby grants to Licensee an irrevocable, worldwide, perpetual (subject to Article VIII), fully paid-up, transferrable (subject to Section 9.4), sublicensable (subject to Section 2.2), exclusive (even as to Protiva, except as provided in Section 2.3, and even as to Arbutus with respect to the Tekmira Patents) right and license under the Protiva Intellectual Property for all purposes in the Agricultural Field, including to Discover, Develop, Commercialize and Manufacture Products, and to discover, develop, commercialize, and manufacture other products and processes that use or employ Protiva Intellectual Property, in the Agricultural Field. In the event Licensee reasonably determines that any Patent or Know-How owned or Controlled by Arbutus or its Affiliate (other than Protiva) to which Licensee does not have a license under this Agreement is relevant to or useful in the composition, formulation, or manufacture of Compounds and/or Formulations and/or their use in the Agricultural Field, then upon Licensee’s request, Protiva shall cause Arbutus or such Affiliate to promptly grant a license in and to such Patent or Know-How to Licensee under

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this Agreement, and such Patent or Know-How shall thereafter be included in Protiva Intellectual Property for all purposes of this Agreement. For the avoidance of doubt, (a) Protiva has not granted to Licensee any right or license to the Protiva Intellectual Property outside of the Agricultural Field, (b) Licensee shall have the right to develop and manufacture Compounds and Formulations in connection with the exercise of its rights to Discover, Develop, Commercialize and Manufacture Products, and to discover, develop, commercialize, and manufacture other products and processes that use or employ Protiva Intellectual Property, in the Agricultural Field, and (c) all UBC IP is expressly excluded from this Agreement, and Licensee is not granted any rights in or to any UBC IP, other than as may be granted pursuant to the second sentence of this Section 2.1.
2.2    Sublicensing    .
(a)    Licensee may grant sublicenses of any or all of its licensed rights under the Protiva Intellectual Property for any purposes within the Agricultural Field, but solely within the Agricultural Field; provided, however, that any sublicense granted by Licensee shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement. Licensee shall assume full responsibility for the performance of all obligations and observance of all terms herein under the licenses granted to it. If Licensee becomes aware of a material breach of any sublicense by a Sublicensee, Licensee shall promptly notify Protiva of the particulars of same and take all reasonable efforts to enforce the terms of such sublicense. Any agreement between Licensee and the Sublicensee shall provide that such Sublicensee may only use the Confidential Information of Protiva in accordance with terms of this Agreement applicable to Licensee’s use of such Confidential Information and subject to provisions at least as stringent as those set forth in Article VI, and Protiva shall be an express third party beneficiary of such agreement, including provisions related to use and disclosure of Confidential Information. Subject to the foregoing provisions of this Section 2.2(a), Sublicensees shall have the right to further sublicense Protiva Intellectual Property in the Agricultural Field to Third Parties.
(b)    Unless otherwise provided in this Agreement, Licensee shall notify Protiva within thirty (30) days after execution of a sublicense entered into hereunder and provide a copy of the fully executed sublicense agreement to Protiva within the same time, which shall be treated as Confidential Information of Licensee under Article VI.
2.3    Grant Back    . Licensee agrees to grant and hereby grants to Protiva a non-exclusive right and license under the Protiva Intellectual Property to Discover and Develop Products in the Agricultural Field for purposes of performing the Technology Transfer. This right and license shall terminate following completion of all activities pursuant to the Technology Transfer.
2.4    Retained Rights    . Protiva expressly retains any rights not expressly granted to Licensee under this Article II (or otherwise under this Agreement). Nothing in Section 2.1 limits Protiva’s ability to perform its obligations under this Agreement, the Protiva-Monsanto Service Agreement or the Option Agreement. For purposes of clarity and without limitation, Protiva has exclusively retained (even as to Licensee) the right to use and employ Protiva Intellectual Property (alone or with Third Parties) in connection with any and all activities related to the Discovery, Development, Commercialization and manufacture (including Manufacture) of Compounds, Formulations and products outside the Agricultural Field in the Territory.

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2.5    Rights in Bankruptcy    . All licenses and rights to licenses granted under or pursuant to this Agreement by Protiva to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”) and Section 65.11(7) of the Bankruptcy and Insolvency Act (Canada) (the “BIA”) and Section 32(6) of the Companies’ Creditors Arrangment Act (Canada) (the “CCAA”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code, and as utilized generally in the BIA and CCAA. Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against Protiva (or any Affiliate of Protiva that owns or Controls Protiva Intellectual Property) under the Code, Licensee shall be entitled to a complete duplicate of, or complete access to (as Licensee deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to Licensee (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by Licensee, unless Protiva (or its Affiliate) elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Protiva upon written request therefor by Licensee. The foregoing provisions are without prejudice to any rights Licensee may have arising under the Code or other Applicable Law.
2.6    Compliance With Applicable Laws    . Each Party shall conduct its obligations under this Agreement, and conduct the Discovery, Development, Manufacture and Commercialization of the Products, in all material respects in accordance with Applicable Laws.
ARTICLE III –    FINANCIAL PROVISIONS
3.1    Payment for License    .
(c)    Licensee shall pay promptly to Protiva: (i) a one-time, non-refundable, non-creditable payment in the amount of [***] upon the first to occur, if either, of (x) the Net Sales in the Territory of Products by Monsanto or its Affiliates equals or exceeds [***] in any single year during the 10-year period following Commercial Launch of the first Product, or (y) the aggregate Net Sales in the Territory of Products by Monsanto or its Affiliates equals or exceeds [***] cumulatively over the 10-year period following the Commercial Launch of the first such Product and (ii) a one-time, non-refundable, non-creditable payment in the amount of [***] if in any single year during the 10-year period following Commercial Launch of the first Product, the Net Sales in the Territory of Products by Monsanto or its Affiliates equals or exceeds [***] (each a “Commercial Milestone Payment”). The amount of any Commercial Milestone Payment shall be reduced, if applicable, in accordance with Monsanto’s right of set off and/or any reduction in the amount of the Commercial Milestone Payment as a result of a Change of Control of Protiva or Arbutus, in each case under Section 3(f) or 3(g) of the Option Agreement.
(d)    Any payments due from Licensee to Protiva under Section 3.1 of this Agreement that are not paid by the date such payments are due shall bear interest at LIBOR plus two percent (2%) per month from the date such unpaid payments are due until paid in full. The foregoing interest shall be in addition to any other remedies that the Protiva may have pursuant to this Agreement.

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(e)    During the period of time beginning upon termination of Protiva’s obligation to provide the Services, as set forth in the Original License, and ending on expiration of the 10-year period following Commercial Launch of the first Product (the “Record Retention Period”), Licensee shall maintain and retain (and shall cause Monsanto and its Affiliates to maintain and retain) complete and accurate books of account and records covering all transactions relating to payment of amounts that may be due under Section 3.1(a) of this Agreement, then until expiration of the two (2) year period following expiration of the Record Retention Period, shall make such books and records available for inspection and audit by Protiva’s authorized representative (which shall be a national certified public accounting firm), subject to reasonable precautions to protection of confidential information of Licensee, Monsanto, or its Affiliates (including Confidential Information), for the purpose of verifying the accuracy of all payments that may be due under Section 3.1(a) of this Agreement. Protiva shall pay the cost of such audit unless it discovers that Licensee has underreported aggregate Gross Profits during any year in the Record Retention Period to Protiva by an amount of at least [***], in which case the costs of such audit shall be borne by Licensee.
3.2    Payment for License    .
(a)    As consideration for the Transferred Protiva Rights, and in full satisfaction of the Protiva Purchase Price, the Licensee (i) issued to Protiva the Protiva Note, (ii) issued to Protiva one Class B Common share without par value in the capital stock of the Licensee as a fully paid and non-assessable share, and (iii) granted to Protiva the rights set out in Section 3.3.
(b)    As consideration for the Transferred Tekmira Rights, and in full satisfaction of the Tekmira Purchase Price, the Licensee issued to Tekmira one Class A Common share without par value in the capital stock of the Licensee as a fully paid and non-assessable share. [***].
3.1    Protiva Subsection 85(1) Election
(a)    Protiva and Licensee have jointly made and filed an election under subsection 85(1) of the Tax Act (the “Protiva Election”) in the prescribed form and within the time required by subsection 85(6) of the Tax Act in respect of the transfer of the Transferred Protiva Rights and have elected therein that the elected amount will be deemed to be Protiva’s proceeds of disposition and the Licensee’s cost of the Transferred Protiva Rights (the “Protiva Elected Amount”).
(b)    If the Canada Revenue Agency or any other competent authority at any time hereafter proposes to issue or issues any assessment or assessments on the basis that the fair market value of the Transferred Protiva Rights at the time of transfer is greater or less than the Protiva Purchase Price, then:
(i)    upon the fair market value of the Transferred Protiva Rights being finally determined by the agreement of Protiva and the Licensee with the Canada Revenue Agency if they do so agree, or by final determination by a court of competent jurisdiction if they do not, the Protiva Purchase Price will be deemed conclusively to have always been the amount so determined, and this Agreement will be deemed to be amended as of the Effective Date to reflect such Protiva Purchase Price as determined under this Section 3.4(b)(i); and

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(ii)    if permitted under the Tax Act or the administrative discretion of the Canada Revenue Agency, Protiva at its sole discretion may file an amended election under subsection 85(7.1) of the Tax Act along with the appropriate penalty payment reporting a new fair market value of the Transferred Protiva Rights based on the amounts determined pursuant to section 3.4(b)(i) of this Agreement.
(c)    If the Canada Revenue Agency or any other competent authority at any time hereafter proposes to issue or issues any assessment or assessments, on the basis that the Protiva Elected Amount set out in the Protiva Election is greater or less than the applicable Tax Values of the Transferred Protiva Rights, then:
(i)    upon the applicable Tax Values being finally determined, by the Agreement of Protiva and the Licensee with the Canada Revenue Agency if they do so agree, or by final determination by a court of competent jurisdiction if they do not, the Protiva Elected Amount will be deemed conclusively to have always been such finally determined Tax Value; and
(ii)    if permitted under the Tax Act or the administrative discretion of the Canada Revenue Agency, Protiva at its sole discretion may file an amended election under subsection 85(7.1) of the Tax Act along with the appropriate penalty payment electing such amount as is deemed to be the Protiva Elected Amount under Section 3.4(c)(i).
3.2    Tekmira Subsection 85(1) Election
(c)    Tekmira and Licensee have jointly made and filed an election under subsection 85(1) of the Tax Act (the “Tekmira Election”) in the prescribed form and within the time required by subsection 85(6) of the Tax Act in respect of the transfer of the Transferred Tekmira Rights and have elected therein that the elected amount will be deemed to be Arbutus’ proceeds of disposition and the Licensee’s cost of the Transferred Tekmira Rights (the “Tekmira Elected Amount”).
(d)    If the Canada Revenue Agency or any other competent authority at any time hereafter proposes to issue or issues any assessment or assessments on the basis that the fair market value of the Transferred Tekmira Rights at the time of transfer is greater or less than the Tekmira Purchase Price, then:
(i)    upon the fair market value of the Transferred Tekmira Rights being finally determined by the agreement of Arbutus and the Licensee with the Canada Revenue Agency if they do so agree, or by final determination by a court of competent jurisdiction if they do not, the Tekmira Purchase Price will be deemed conclusively to have always been the amount so determined, and this Agreement will be deemed to be amended as of the Effective Date to reflect such Tekmira Purchase Price as determined under this Section 3.5(b)(i); and
(ii)    if permitted under the Tax Act or the administrative discretion of the Canada Revenue Agency, Arbutus at its sole discretion may file an amended election under subsection 85(7.1) of the Tax Act along with the appropriate penalty payment reporting a new fair market value of the Transferred Tekmira Rights based on the amounts determined pursuant to section 3.5(b)(i) of this Agreement.

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(e)    If the Canada Revenue Agency or any other competent authority at any time hereafter proposes to issue or issues any assessment or assessments, on the basis that the Tekmira Elected Amount set out in the Tekmira Election is greater or less than the applicable Tax Values of the Transferred Tekmira Rights, then:
(i)    upon the applicable Tax Values being finally determined, by the agreement of Arbutus and the Licensee with the Canada Revenue Agency if they do so agree, or by final determination by a court of competent jurisdiction if they do not, the Tekmira Elected Amount will be deemed conclusively to have always been such finally determined Tax Value; and
(ii)    if permitted under the Tax Act or the administrative discretion of the Canada Revenue Agency, Arbutus at its sole discretion may file an amended election under subsection 85(7.1) of the Tax Act along with the appropriate penalty payment electing such amount as is deemed to be the Tekmira Elected Amount under Section 3.5(c)(i).
ARTICLE IV –    SERVICES
4.1    Termination of Services Obligations. The Parties acknowledge and agree that, as of the Effective Date, Monsanto Canada is exercising the Call Option prior to completion of Phase C (as such term is defined in the Research Program). Monsanto Canada hereby elects to terminate research under the Research Plan as of the Effective Date and, therefore, the Parties acknowledge and agree that, on and as of the Effective Date, Protiva’s obligation to provide Services under this Agreement terminates; provided, however, that, for the avoidance of doubt, from and after the Effective Date, Protiva remains obligated to provide the Technology Transfer in accordance with the Option Agreement through completion of the Technology Transfer in accordance with the Technology Transfer Completion Criteria.
ARTICLE V –    INTELLECTUAL PROPERTY
5.1    Ownership. Subject to the licenses granted by Protiva herein, Protiva is and shall at all times remain the owner of the Protiva Intellectual Property, including, for the avoidance of doubt, Protiva Project Patents. As more particularly set forth in the Protiva-Monsanto Services Agreement, and subject to the license granted by Monsanto in the Protiva-Monsanto Services Agreement, Monsanto is and shall at all times remain owner of any Joint Project Intellectual Property.
5.2    Prosecution and Maintenance of Patents.
(a)    Subject to Section 5.6, Protiva shall have the sole right and responsibility, in its sole discretion and at its sole cost and expense, to file, prosecute, maintain and/or abandon patent protection in the Territory for Protiva Background Patents.
(b)    During the Term, decisions regarding the filing of Patent protection in the Territory for Protiva Project Inventions and decisions regarding the prosecution, maintenance and/or abandonment of Protiva Project Patents in the Territory shall be made by Protiva and/or the JRC in accordance with the applicable provisions of the Option Agreement and, subject to and in accordance with such provisions, Protiva shall be responsible for implementing Protiva’s and/or the JRC’s

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decisions regarding the filing, prosecution, maintenance, and/or abandonment of Protiva Project Patents in the Territory. Except as otherwise set out in the Option Agreement, all costs and fees incurred in connection with the filing, prosecution, maintenance and/or abandonment of all Protiva Project Patents through the Effective Date shall be the sole responsibility of Protiva; all costs and fees incurred in connection with the filing, prosecution, maintenance and/or abandonment of all Protiva Project Patents after the Effective Date shall be the sole responsibility of Licensee.
5.3    Third-Party Infringement of Protiva Background Patents.
(a)    Each Party shall promptly report in writing to the other Party during the Term known or suspected commercially relevant infringement by a Third Party of any of the Protiva Background Patents in any field and any known or suspected infringement by a Third Party of any of the Protiva Background Patents in the Agricultural Field of which such Party becomes aware and shall provide the other Party with all evidence supporting or relating to such infringement in its possession.
(b)    Protiva shall have the sole and exclusive right to initiate an infringement or other appropriate suit with respect to infringements or suspected infringements of any of the Protiva Background Patents, or to take such other actions as Protiva, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements (“Background Patent Infringement Action”). Protiva shall notify Licensee promptly after initiating any Background Patent Infringement Action.
(c)    With respect to any Background Patent Infringement Action initiated on or after the Effective Date directed to infringement occurring at least in part in the Agricultural Field: (i) Licensee may join such Infringement Action as a party if it has standing to do so (at its own cost and expense), may retain counsel at its own cost and expense to provide advice to Licensee regarding such Infringement Action, and may share all information regarding the Infringement Action provided by Protiva with such counsel, and, if Licensee has joined such Infringement Action, such counsel shall be permitted to attend meetings, discussions, or other activities relating to the Infringement Action on behalf of Licensee; and (ii) Provita agrees to give due consideration to any recommendations or suggestions of Licensee in connection with the Infringement Action, but shall not be obligated to implement or follow any such recommendations or suggestions. After the Effective Date, Protiva shall not enter into any settlement or compromise in connection with any Background Patent Infringement Action that would eliminate, diminish, or otherwise modify any right, title, or interest of the Licensee in any Protiva Intellectual Property or that would require any payments, concessions, or otherwise bind the Licensee, without the Licensee’s prior written consent, which consent shall not be unreasonably withheld; for the avoidance of doubt, any settlement or compromise that permits continuation of Licensee’s rights in and to Protiva Intellectual Property in the same manner and subject to the same terms and conditions as set forth in this Agreement shall not require Licensee’s prior consent. Licensee shall provide reasonable cooperation and assistance in connection with a Background Patent Infringement Action initiated by Protiva (including being joined as a party in such Background Patent Infringement Action) at Protiva’s reasonable request and sole cost.

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5.4    Third-Party Infringement of Protiva Project Patents.
(a)    Each Party shall promptly report in writing to the other Party during the Term known or suspected commercially relevant infringement by a Third Party of any of the Protiva Project Patents in any field and any known or suspected infringement by a Third Party of any of the Protiva Project Patents in the Agricultural Field of which such Party becomes aware and shall provide the other Party with all evidence supporting or relating to such infringement in its possession.
(b)    Protiva shall have the right, but not the obligation, to initiate an infringement or other appropriate suit with respect to infringements or suspected infringements of any of the Protiva Project Patents, or to take such other actions as Protiva, in its sole discretion, deems appropriate with respect to such infringements or suspected infringements (“Project Patent Infringement Action”). If Protiva declines to commence a Project Patent Infringement Action with respect to a particular actual or threatened infringement of any issued patent within the Protiva Project Patents (an “Identified Infringement”) within sixty (60) days following its receipt of a written request from Licensee that it initiate a Project Patent Infringement Action with respect to such Identified Infringement, or if Protiva otherwise fails to confirm that it will commence a Project Patent Infringement Action with respect to such Identified Infringement within such sixty (60) day period, then Licensee may thereafter commence a Project Patent Infringement Action with respect to such Identified Infringement. Licensee shall use reasonable best efforts to notify Protiva prior to initiating any Project Patent Infringement Action and shall continue to inform Protiva of the status of any Project Patent Infringement Action initiated by Licensee, including by responding to Protiva’s reasonable requests for status reports, providing drafts of substantive filings of Licensee prior to the due date for such filings, and providing copies of substantive filings of any other party to any such Project Patent Infringement Action promptly after receiving such filings. If any monetary judgment or settlement is recovered in connection with any Project Patent Infringement Action initiated by Licensee or Protiva in accordance with this Section 5.4(b), then, after Licensee or Protiva, as applicable, recoups actual costs and reasonable expenses associated with such Project Patent Infringement Action, (i) then if the monetary judgment or settlement is primarily attributable to infringement in the Agricultural Field, Licensee shall be entitled to receive from the remainder an amount equal to all direct damages attributable to infringement in the Agricultural Field awarded in such judgment or payable under such settlement; Protiva shall then be entitled to receive from the remainder after such payment to Licensee, if any, an amount equal to all direct damages attributable to infringement outside of the Agricultural Field awarded in such judgment or payable under such settlement; and the balance, if any, remaining after such payments to Licensee and Protiva shall be allocated and payable [***] to Licensee and [***] to Protiva; or (ii) if the monetary judgment or settlement is primarily attributable to infringement outside of the Agricultural Field, Protiva shall be entitled to receive from the remainder an amount equal to all direct damages attributable to infringement outside of the Agricultural Field awarded in such judgment or payable under such settlement, Licensee shall then be entitled to receive from the remainder after such payment to Protiva, if any, an amount equal to all direct damages attributable to infringement in the Agricultural Field awarded in such judgment or payable under such settlement; and the balance, if any, remaining after such payments to Protiva and Licensee shall be allocated and payable [***] to Licensee and [***] to Protiva.

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(c)    Protiva shall use reasonable best efforts to notify Licensee prior to initiating any Project Patent Infringement Action and shall continue to inform Licensee of the status of any Project Patent Infringement Action initiated by Protiva, including by responding to Licensee’s reasonable requests for status reports, providing drafts of substantive filings of Protiva prior to the due date for such filings, and providing copies of substantive filings of any other party to any such Infringement Action promptly after receiving such filings.
(d)    Each Party (as a “Non-Initiating Party”), with respect to a Project Patent Infringement Action initiated by the other Party (as an “Initiating Party”), may join such Infringement Action as a party if it has standing to do so (at its own cost and expense), may retain counsel at its own cost and expense to provide advice to the Non-Initiating Party regarding such Infringement Action, and may share all information regarding the Infringement Action provided by the Initiating Party with such counsel, and, if the Non-Initiating Party has joined such Infringement Action, such counsel shall be permitted to attend meetings, discussions, or other activities relating to the Infringement Action on behalf of the Non-Initiating Party. The Initiating Party agrees to give due consideration to any recommendations or suggestions of the Non-Initiating Party in connection with a Project Patent Infringement Action, but shall not be obligated to implement or follow any such recommendations or suggestions; provided however, that the Initiating Party shall not enter into any settlement or compromise in connection with a Project Patent Infringement Action that would eliminate, diminish, or otherwise modify any right, title, or interest of the Non-Initiating Party in any Protiva Intellectual Property or that would require any payments, concessions, or otherwise bind the Non-Initiating Party, without the Non-Initiating Party’s prior written consent, which consent shall not be unreasonably withheld; for the avoidance of doubt, any settlement or compromise that permits continuation of the Non-Initiating Party’s rights in and to Protiva Intellectual Property in the same manner and subject to the same terms and conditions as set forth in this Agreement shall not require the Non-Initiating Party’s prior consent. The Non-Initiating Party shall provide reasonable cooperation and assistance in connection with a Project Patent Infringement Action initiated by the Initiating Party (including being joined as a party in such Project Patent Infringement Action) at the Initiating Party’s reasonable request and sole cost.
5.5    Defense of Claims Brought by Third Parties. Each Party shall promptly notify the other Party if it becomes aware of any claim that Licensee’s actual use or practice of Compounds or Formulations within the Protiva Intellectual Property, or Licensee’s methods of creating or using such Formulations or Compounds, in connection with its exercise of its license under Section 2.1 infringes, misappropriates, or otherwise violates the intellectual property rights of any Third Party in the Agricultural Field. In any such instance, the Parties shall cooperate and shall mutually agree upon an appropriate course of action; provided, however, that in the absence of any such agreement, (i) any such matter relating to Protiva Project Patents (such matter a “JRC Protiva Project Infringement Matter”) shall be referred to the JRC to be addressed in the manner set forth in the Option Agreement, and (ii) Protiva shall have sole right to determine what action, if any, should be taken in respect of Protiva Background Patents. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions regarding the Protiva Background Patents or the Protiva Project Patents, any declaratory judgment actions and any alleged infringement or misappropriation of Third Party intellectual property rights arising out of Licensee’s use or practice of the Protiva Intellectual Property in connection with its exercise of

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its license under Section 2.1. Each Party shall be responsible for its own costs incurred pursuant to this Section 5.5; provided, however, that nothing in this Section 5.5 or elsewhere in this Agreement shall be deemed to eliminate, reduce, or otherwise modify any liability or obligation of Protiva in respect of the Protiva Intellectual Property or Licensee’s (or its Sublicensees’) use or practice of the Protiva Intellectual Property in connection with its exercise of its license under Section 2.1, including but not limited to any such liability or obligation that may arise out of any representation, warranty, or covenant made by Protiva under the Option Agreement or any other Transaction Agreement; and provided further, however, that nothing in this Section 5.5 shall be deemed to limit or eliminate a Party’s right to defend actions initiated by a Third Party against such Party, except to the extent such rights may be limited under any indemnification provisions applicable to such actions.
5.6    Disclosures and Opt-In Rights Regarding Protiva Background Patents. If, during the Term, Protiva decides not to pay the maintenance fee, annuity fee, or similar fee due on any Protiva Background Patent or decides to abandon or discontinue prosecution of any Protiva Background Patent (each a “Proposed Abandonment”) and if (a) such Proposed Abandonment will not be accompanied by the proper filing of a continuation or continuation-in-part application for a Protiva Background Patent and (b) there will be no remaining Protiva Background Patent in the same country or jurisdiction in which the abandoned or discontinued Protiva Background Patent was filed that will substantially maintain the value of Licensee’s exclusive license under the Protiva Background Patents in the Agricultural Field, Protiva shall notify Licensee at least sixty (60) days in advance of any applicable administrative deadline, maintenance fee due date, or response date after or upon which such Protiva Background Patent will be or become abandoned or trigger a similar loss of rights in jurisdictions other than the United States (the “Response Deadline”), such notice to include the Response Deadline. Upon written request of Licensee, Protiva shall promptly assign to Licensee all of its right, title, and interest in and to such Protiva Background Patent unless (x) such Protiva Background Patent is assigned to a Third Party who takes all steps necessary to prevent the Proposed Abandonment and (y) Licensee retains its license to such Protiva Background Patent on the terms and conditions set forth in this Agreement; Protiva shall thereafter have no further right, title, or interest in or to such Protiva Background Patent, except that Protiva shall thereafter have a perpetual, fully paid-up, non-exclusive right and license under such Protiva Background Patent for all uses in the Protiva Field. To the extent necessary or appropriate to prevent the abandonment or similar loss of rights of a Protiva Background Patent assigned or to be assigned to Licensee, Protiva shall take such other steps (including submission of filings or payments on behalf of Licensee or Monsanto) that are reasonably requested by Licensee (or Monsanto), at Licensee’s (or Monsanto’s) sole cost and expense.
5.7    Joint Research Committee Oversight. From and after termination of the Option Agreement, then until the disbandment of the JRC by unanimous vote of the JRC at any time after expiration of the last to expire Valid Claim of a Protiva Project Patent or a Joint Project Patent, the JRC shall remain in existence and shall perform the functions described in this Agreement and any other Transaction Agreements according to the general processes and procedures set out in the Option Agreement (as such processes and procedures may be modified by the unanimous vote of the JRC). For the avoidance of doubt, the JRC’s oversight of Protiva Project Patents shall terminate if this Agreement terminates.

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ARTICLE VI –    CONFIDENTIAL INFORMATION AND PUBLICITY
6.1    Non-Disclosure of Confidential Information. Each Party agrees that, for itself and its Affiliates, until the first to occur of (i) [***] or (ii) [***], a Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not (a) disclose Confidential Information to any third party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below or (b) use Confidential Information for any purpose except those explicitly licensed or otherwise authorized or permitted by this Agreement or any other Transaction Agreement.
6.2    Exceptions. The obligations in Section 6.1 will not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent proof: (i) was known to the Receiving Party or its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party; (ii) is subsequently disclosed to the Receiving Party or its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use; (iii) is or otherwise becomes generally available to the public or enters the public domain, either before or after it is disclosed to the Receiving Party and such public availability is not the result, directly or indirectly, of any fault of, or improper taking, use or disclosure by, the Receiving Party or its Affiliates or anyone working in concert or participation with the Receiving Party or its Affiliates; or (iv) has been independently developed by employees or contractors of the Receiving Party or its Affiliates without the aid, application or use of Confidential Information of the Disclosing Party. Specific Confidential Information disclosed by a Disclosing Party will not be deemed to be within any exceptions set forth in (i), (ii), or (iii) above merely because it is embraced by more general information to which one or more of those exceptions may apply and provided further that no combination of information shall be deemed to be within any such exceptions unless the combination itself and its principle of operation are within the public domain. Even though Confidential Information may be within one of the exceptions described in the preceding sentence, the Receiving Party shall not disclose to third parties that the excepted Confidential Information was received from the Disclosing Party.
6.3    Permitted Uses. Confidential Information of a Disclosing Party may be used by the Receiving Party in the performance of its obligations under any Transaction Agreement, as otherwise expressly authorized in any Transaction Agreement or as expressly authorized by the Disclosing Party in writing. Confidential Information that is Protiva Intellectual Property may be used by Licensee subject to and in accordance with the provisions of this Agreement applicable to Licensee’s license to Protiva Intellectual Property. Licensee shall take steps to maintain the confidentiality of such Confidential Information that are consistent with the steps it takes to maintain the confidentiality of its own most-valuable confidential information, but in no event less than commercially reasonable steps; provided, however, that nothing in this Agreement shall be deemed to eliminate, restrict, or otherwise limit Licensee’s license to use such Confidential Information in accordance with the terms and conditions of this Agreement, even if such use may result, directly or indirectly, in the disclosure of such Confidential Information, so long as such disclosures are made in a manner than complies with Section 6.4 below.

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6.4    Permitted Disclosures    . The Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances: (i) subject to the proviso below, by any Party hereto, in order to comply with applicable non-patent law (including any securities law or regulation or the rules of a securities exchange in a relevant jurisdiction) and with judicial process, if based on the reasonable advice of the Receiving Party’s counsel, such disclosure is necessary for such compliance; (ii) subject to the proviso below, by any Party hereto, in connection with prosecuting or defending litigation; (iii) by any Party hereto, in connection with filing and prosecuting Protiva Project Patents and Joint Project Patents only in a manner that complies with such Party’s rights and obligations in connection with such matters as set out in the Transaction Agreements; (iv) subject to the proviso below, by Licensee, its Sublicensees, or their sublicensees in connection with any legal or regulatory requirements related to the development, sale, offer for sale, use or manufacture of commercial products (or potential commercial products) that use or employ Protiva Intellectual Property, such as labeling requirements, disclosures in connection with obtaining regulatory approvals, and the like, so long as the discovery, development, use, manufacture, and commercialization of such products has been and is performed in a manner that complies with the terms and conditions of Licensee’s license to such Protiva Intellectual Property and reasonable steps shall be taken to maintain the confidentiality of said Confidential Information even when disclosed for legal or regulatory purposes; (v) subject to the proviso below, by the Licensee, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto), and each of the Licensee’s and its Affiliates’ respective directors, employees, contractors and agents; and (vi) subject to the proviso below, by Protiva, to its Affiliates, permitted acquirers or assignees under the Transaction Agreements and its or any of their research collaborators, subcontractors, lenders (but, with respect to lenders, only Confidential Information related to the terms and conditions of the Transaction Agreements and financial information related thereto), and Protiva’s and its Affiliates’ respective directors, employees, contractors and agents, provided, that (a) with respect to clause (i), (ii) and (iv) where legally permissible, (1) the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make any disclosure pursuant thereto sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) consistent with applicable law or regulation, the Disclosing Party shall have the right to suggest reasonable changes to the disclosure to protect its interests and the Receiving Party shall not unreasonably refuse to include such changes in its disclosure, and (b) with respect to clause (v) and (vi), each Person to whom Confidential Information is disclosed must be bound prior to disclosure by confidentiality and non-use restrictions at least as restrictive as those contained in this Agreement (other than investment bankers, investors and lenders, who must be bound prior to disclosure by commercially reasonable obligations of confidentiality).
ARTICLE VII –    INDEMNIFICATION AND INSURANCE
7.1    Protiva Indemnification. Protiva agrees to indemnify Licensee and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Licensee Indemnitees”) against and to hold each of them harmless from any and all

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losses, costs, damages, fees or expenses (“Losses”) actually incurred or suffered by an Licensee Indemnitee to the extent arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by a Third Party based on any breach of any representation, warranty or covenant by Protiva under this Agreement or Protiva’s gross negligence or willful misconduct. The foregoing indemnification shall not apply to the extent that any Losses are due to (a) a breach of any of Licensee’s representations, warranties, covenants and/or obligations under this Agreement or (b) Licensee’s gross negligence or willful misconduct.
7.2    Licensee Indemnification. Licensee agrees to indemnify Protiva and its Affiliates, and their respective agents, directors, officers, employees, representatives, successors and permitted assigns (the “Protiva Indemnitees”) against and to hold each of them harmless from any and all Losses actually incurred or suffered by a Protiva Indemnitee to the extent arising out of or in connection with (a) any claim, suit, demand, investigation or proceeding brought by a Third Party based on (i) any breach of any representation, warranty or covenant by Licensee under this Agreement, or (ii) Licensee’s gross negligence or willful misconduct, or (b) a Third Party’s direct damages resulting from any development or Commercialization of any Product or products or processes that use or employ Protiva Intellectual Property. In addition to the limitations set forth in the preceding sentence, the foregoing indemnification obligations shall not apply to the extent that any Losses are due to (x) a breach of any of Protiva’s representations, warranties, covenants and/or obligations under this Agreement, (y) Protiva’s gross negligence or willful misconduct, or (z) any of the following occurring prior to or at Closing: (A) any breach of any representation, warranty or covenant by Licensee under this Agreement; (B) Licensee’s gross negligence or willful misconduct; or (C) a breach of any of Protiva’s representations, warranties, or covenants directed to Protiva Intellectual Property or the Protiva License under the Option Agreement.
7.3    Tender of Defense; Counsel. Any Person (the “Indemnified Party”) seeking indemnification under Article VII agrees to give prompt notice in writing to the other Party (the “Indemnifying Party”) of the assertion of any claim or the commencement of any action by any third party (a “Third Party Claim”) in respect of which indemnity may be sought under such section. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party. The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and shall, upon its written confirmation of its obligation to indemnify the Indemnified Party in accordance with this Article VII, be entitled to control and appoint lead counsel reasonably satisfactory to the Indemnified Party for such defense by written notice to the Indemnified Party within twenty (20) calendar days after the Indemnifying Party has received notice of the Third Party Claim, in each case at its own expense; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third Party Claim and shall pay the fees and expenses of one counsel retained by the Indemnified Party if: (a) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (b) the Third Party Claim seeks an injunction or equitable relief against a Indemnified Party or any of its Affiliates, or (c) the Indemnifying Party

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has failed or is failing to prosecute or defend vigorously the Third Party Claim. Each Indemnified Party shall obtain the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, delayed or conditioned, before entering into any settlement of a Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to enter into or approve any settlement of a Third Party Claim without the consent of the Indemnified Party (which may be withheld in its sole discretion), if the settlement (a) does not expressly unconditionally release all applicable Indemnified Parties and their Affiliates from all Liabilities with respect to such Third Party Claim or (b) imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates, (c) involves any admission of criminal or similar liability, or (d) involves any monetary damages that may not be fully covered by the Indemnifying Party. In the event that the Indemnifying Party fails to assume the defense of the Third Party Claim in accordance with this Section 7.3, (a) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate, and (b) the Indemnifying Party will remain responsible for any Losses of the Indemnified Party as a result of such Third Party Claim. In circumstances where the Indemnifying Party is controlling the defense of a Third Party Claim in accordance with this Section 7.3, the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by such Indemnified Party. Notwithstanding anything herein to the contrary, in circumstances where there is a conflict of interest that would reasonably make it inappropriate under applicable standards of professional conduct to have common counsel for the Indemnifying Party and the Indemnified Party, the Indemnified Party shall be entitled to employ separate counsel, that is reasonably acceptable to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such separate counsel. Each Party shall cooperate, and cause their respective Affiliates to cooperate in all reasonable respects, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.
7.4    Insurance. Each Party shall maintain insurance, including product liability insurance, with respect to its activities under this Agreement regarding Products in such amount as such Party customarily maintains with respect to similar activities for its other products. Each Party shall maintain such insurance for so long as it continues its activities under this Agreement, and thereafter for so long as such Party customarily maintains insurance for itself covering similar activities for its other products. Notwithstanding the foregoing, the Parties agree that during such time that Licensee is an Affiliate of Protiva, Licensee shall have satisfied its obligations under this Section 7.4 provided it is covered by Protiva’s existing insurance policies.
ARTICLE VIII –    TERM AND TERMINATION
8.1    Term. The term of this Agreement (the “Term”) shall begin on the Original Effective Date and, unless terminated earlier as provided herein, shall continue in perpetuity.
8.2    Termination for Material Breach. In the event of a material breach of this Agreement by Licensee, Protiva may provide notice to Licensee setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach. If Licensee has not

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cured such breach or proposed a reasonably satisfactory plan to cure or otherwise remedy such breach within ninety (90) days from the date of receipt of such notice of breach, Protiva may provide a notice of termination to Licensee and this Agreement shall terminate ninety (90) days after such notice of termination unless the breach is cured to the reasonable satisfaction of Protiva or unless Licensee has begun to implement a reasonably satisfactory plan to cure or otherwise remedy such breach within ninety (90) days from the receipt of such notice of termination. Notwithstanding the foregoing, or any termination of Licensee’s license pursuant to Section 8.4 below, with respect to any sublicense entered into by Licensee for which the Sublicensee is not the cause of the material breach that resulted in the termination of this Agreement, then upon the assignment to Protiva of all rights of Licensee under such sublicense, Protiva shall assume those obligations of Licensee to such Sublicensee under such sublicense that are within the scope of Protiva’s obligations to Licensee under this Agreement; all other obligations to the Sublicensee under such sublicense, and all liabilities of Licensee to such Sublicensee, shall remain the sole and exclusive obligations and liabilities of Protiva, and nothing in this Section 8.2 shall be deemed to expand, increase, or otherwise modify Protiva’s obligations or liabilities under this Agreement.
8.3    Challenges of Protiva’s Patents. If Licensee or any of its Affiliates shall (a) commence or participate in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise assert in writing any claim, challenging or denying the validity of any of the Protiva Background Patents or Protiva Project Patents or any claim thereof or (b) actively assist any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity of such Patents or any claim thereof, Protiva will have the right to give notice to Licensee (which notice must be given, if at all, within ninety (90) days after Arbutus’s CEO first learns of the foregoing) that the licenses granted by Protiva to such Patent will terminate in ninety (90) days following such notice, and, unless Licensee and/or its Affiliate, as applicable, withdraws or causes to be withdrawn all such challenge(s) within such ninety-day period, such licenses will so terminate.
8.4    Rights in Bankruptcy. Each Party (the “Insolvent Party”) shall promptly notify the other Party (the “Solvent Party”) in writing upon the initiation of any proceeding in bankruptcy, reorganization, dissolution, liquidation or arrangement for the appointment of a receiver or trustee to take possession of the assets of the Insolvent Party or similar proceeding under the law for release of creditors by or against the Insolvent Party or if the Insolvent Party shall make a general assignment for the benefit of its creditors. To the extent permitted by Applicable Law, if the applicable circumstances described above shall have continued for ninety (90) days undismissed, unstayed, unbonded and undischarged, the Solvent Party may terminate this Agreement upon written notice to the Insolvent Party at any time. If Protiva is the Insolvent Party, the rights and remedies granted to Licensee (as the Solvent Party) pursuant to this Section 8.4 shall be in addition to, and not in lieu of, Licensee’s rights and remedies under Section 2.4 above.
8.5    Consequences of Termination; Survival.
(a)    In the event this Agreement is properly terminated in accordance with its terms, then except as provided in the Protiva-Monsanto Services Agreement, Licensee’s rights and licenses under the Protiva Intellectual Property shall terminate upon the effective date of such termination.

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Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to or upon such expiration or termination and the provisions of ARTICLE I – (Definitions), ARTICLE VI – (Confidential Information), ARTICLE VII – (Indemnification), and ARTICLE IX – (Miscellaneous) shall survive any expiration or termination of this Agreement.
(b)    Notwithstanding anything to the contrary contained in this Agreement, if it is determined that Protiva has breached its representation and warranty in Section 9.1(b)(iii), Licensee’s sole and exclusive remedy shall be to require Arbutus or its Affiliate, as applicable, to grant to Licensee a license under its Patents or Know-How for all purposes in the Agricultural Field and such Patents and/or Know-How shall thereafter be included within Protiva Intellectual Property for all purpose of this Agreement; provided, however, that the foregoing shall not be deemed to limit, eliminate or otherwise modify Protiva’s obligations under Section 7.1 to indemnify any Licensee Indemnitee against or hold any Licensee Indemnitee harmless in respect of any Losses actually incurred or suffered by a Licensee Indemnitee arising out of or in connection with any claim, suit, demand, investigation or proceeding brought by UBC or any other Third Party based on any breach of any representation, warranty or covenant by Protiva under this Agreement, including Section 9.1(b)(vi), even if or to the extent such Losses may also arise out Protiva’s breach of Section 9.1(b)(iii). Furthermore, omission from the Technology Transfer Compound List of any Compound or Formulation that was provided or created by Protiva or its Affiliate in connection with the Research Program shall not be deemed to limit or eliminate Licensee’s rights under the second sentence of Section 2.1 with respect to such Compound or Formulation.
8.6    Remedies. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it will have no adequate remedy at law, the other Party may suffer irreparable damage and, accordingly, shall be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, in addition to any other remedy they might have at law or at equity. In the event of a breach or threatened breach by a Party of any such provision, the other Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which the other Party may be entitled in law or equity.
ARTICLE IX –    MISCELLANEOUS
9.1    Representations and Warranties.
(a)    Mutual Representations and Warranties by Protiva and Licensee.
(i)    Each Party hereby represents and warrants to the other Party as of the Original Effective Date:
(a)    It is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation, and has all necessary power and authority to conduct its business in the manner in which it is currently being conducted, to own and use its assets in the manner in which its assets are currently owned and used, and to enter into and perform its obligations under this Agreement.

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(b)    The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Party and its Board of Directors and no consent, approval, order or authorization of, or registration, declaration or filing with any Third Party or Governmental Authority is necessary for the execution, delivery or performance of this Agreement.
(c)    This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.
(d)    It has never approved or commenced any proceeding, or made any election contemplating, the winding up or cessation of its business or affairs or the assignment of material assets for the benefit of creditors. To such Party’s knowledge, no such proceeding is pending or threatened.
(ii)    Each Party acknowledges and agrees that the other Party has not made any representation or warranty under this Agreement that it has or can provide all the rights that are necessary or useful to Research, Develop or Commercialize a Product; provided, however, that nothing in this Section 9.1(a)(ii) or elsewhere in this Agreement shall be deemed to eliminate, reduce, or otherwise modify any liability or obligation of Protiva or Licensee that may arise out of any representation, warranty, or covenant made by Protiva or Licensee under the Option Agreement or any other Transaction Agreement.
(iii)    Each Party represents and warrants to the other Party that as of the Original Effective Date and as of Closing it has the right to grant to such other Party, its Affiliates and Sublicensees the licenses granted hereunder and has not granted any conflicting rights to any other Person.
(b)    Protiva Representations, Warranties, and Covenants. Protiva hereby represents, warrants, and covenants to Licensee that:
(i)    To Protiva’s Knowledge, except as set forth on Schedule 9.1(b), the conception, development and reduction to practice of the Protiva Intellectual Property licensed to Licensee under the Original License did not constitute or involve the infringement, misappropriation, or other violation of trade secrets or other rights (including intellectual property rights) or property related to polynucleotide delivery in biological systems of any Person anywhere in the Territory.
(ii)    If a Compound or Formulation was provided or created by Protiva or its Affiliate in connection with the Research Program, the use and employment of which as contemplated by the Research Program or the Original License (including but not limited to in connection with the development, Manufacture, or Commercialization of any Product or the development, manufacture, or commercialization of any other product or process that uses or employs Protiva Intellectual Property) would, to the Knowledge of Protiva, infringe upon or misappropriate or otherwise violate the Intellectual Property of any Third Party, then Protiva promptly (and, in any event, prior to or contemporaneously with providing such Compound or

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Formulation to Monsanto under the Protiva-Monsanto Services Agreement) provided written notice thereof to the JRC;
(iii)    Except for the Tekmira Patents, as of the Original Effective Date, neither Tekmira nor any of its Affiliates (other than Protiva) owned or Controlled (including by joint ownership) any Patents or Know-How relevant to or useful in the composition, formulation, or manufacture of Compounds and/or Formulations and their use in the Agricultural Field;
(iv)    Neither Protiva nor any of its Affiliates has assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Protiva Intellectual Property in a manner that conflicts with any rights granted to Licensee hereunder;
(v)    In the provision of Services under the Original License, and except as disclosed in accordance with Section 9.1(b)(ii) above, Protiva did not Knowingly infringe, misappropriate, or otherwise violate any trade secrets or other rights (including intellectual property rights) or property of any Person anywhere in the Territory;
(vi)    No Compound or Formulation: (i) that was provided or created by Protiva or its Affiliate in connection with the Research Program and that is identified, or required to be identified, on the Technology Transfer Compound List to be provided to Licensee pursuant to the Technology Transfer or (ii) that was or is delivered, disclosed or otherwise provided to Licensee in the performance of the Technology Transfer, or the use and employment any Compound or Formulation described in item (i) or (ii) above as contemplated by the Original License (including but not limited to in connection with the development, Manufacture, or Commercialization of any Product or the development, manufacture, or commercialization of any other product or process that uses or employs Protiva Intellectual Property), will infringe, misappropriate or otherwise violate any UBC IP; and
(vii)    During the Term, neither Arbutus nor any of its Affiliates will grant a license, sublicense or other right, title, or interest in or to any Patents or Know-How it owns or Controls (including by joint ownership) as of the Original Effective Date to any Third Party for use in the Agricultural Field.
(viii)    Notwithstanding Sections 9.1(b)(i) and 9.1(b)(v) above, Licensee agrees and acknowledges that Protiva makes no representation, warranty or covenant regarding whether any nucleic acid molecules provided by Monsanto and used by Protiva in the performance of the Research Plan, or used by Licensee in connection with the development, Manufacture, or Commercialization of any Product or the development, manufacture, or commercialization of any other product or process that uses or employs Protiva Intellectual Property infringe, misappropriate, or otherwise violate the trade secrets or other rights (including intellectual property rights) or property of any Person anywhere in the Territory.
(c)    Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE ORIGINAL LICENSE, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY

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INTELLECTUAL PROPERTY, PRODUCTS, GOODS, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT OR THE ORIGINAL LICENSE AND HEREBY DISCLAIMS ALL IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OR VALIDITY OF PATENT RIGHTS WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY SUCH PRODUCT SHALL BE ACHIEVED. Nothing in this Section 9.1(c) or elsewhere in this Agreement or the Original License shall be deemed to eliminate, reduce, or otherwise modify any liability or obligation of Protiva or Licensee that may arise out of any representation, warranty, or covenant made by Protiva or Licensee under the Option Agreement or any other Transaction Agreement.
9.2    Force Majeure    . Except with respect to payment obligations, a Party shall neither be held liable or responsible to any other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or any acts, omissions or delays in acting by any Governmental Authority or any other Party, and such affected Party promptly begins performing under this Agreement once such causes have been removed.
9.3    Consequential Damages. UNDER NO CIRCUMSTANCES WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY WITH RESPECT TO THE PROVISION OF THE SERVICES HEREUNDER OR UNDER THE ORIGINAL LICENSE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE AND REGARDLESS OF THE CAUSE OF ACTION FROM WHICH THEY ARISE, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR LOSS OF GOODWILL OR LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.3 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OF A PARTY OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE VI OR ANY DAMAGES THAT MAY BE AVAILABLE TO A PARTY AS A RESULT OF ANOTHER PARTY’S BREACH OF ITS OBLIGATIONS UNDER ANY OTHER TRANSACTION AGREEMENT, SUBJECT TO THE LIMITATIONS SET FORTH THEREIN.
9.4    Assignment. Licensee may freely assign its rights and obligations hereunder to Monsanto or Monsanto Canada upon or at any time after the Closing so long as Monsanto or Monsanto Canada, as the case may be, expressly assumes in writing Licensee’s rights and obligations herein. Protiva may not assign or otherwise transfer this Agreement or any of its rights and obligations under this Agreement at any time without the prior written consent of Monsanto. Any

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purported transfer or assignment in contravention of this Section 9.4 shall, at the option of the non-assigning Party, be null and void and of no effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their permitted successors and assigns. No assignment by Protiva or any of its Affiliates of any right, title, or interest in or to the Protiva Intellectual Property shall extinguish, limit, or otherwise modify any rights granted to Licensee in or to such Protiva Intellectual Property, or the exclusivity of such rights.
9.5    Notices.
Notices to Licensee shall be addressed to:
Protiva Agricultural Development Company Inc.
c/o Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Attention: Technology Alliances Lead

With copies to:

Monsanto Company
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
Attention: Deputy General Counsel, Intellectual Property

Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Attn: C. Brendan Johnson
Facsimile No.: (314) 552-8438

Notices to Protiva shall be addressed to:
Protiva Pharmaceuticals Corporation
100-8900 Glenlyon Parkway
Burnaby, B.C.
Canada V5J 5J8
Attention: President & CEO
Facsimile No.: (604) 630-5103
Notices to Arbutus shall be addressed to:
Arbutus Biopharma Corporation
100-8900 Glenlyon Parkway
Burnaby, B.C.
Canada V5J 5J8

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Attention: President & CEO
Facsimile No.: (604) 630-5103
In each case with copy to:
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019
Attention:    R. King Milling
Facsimile No.: (212) 506-5151
Either Party may change its address by giving notice to the other Party in the manner provided in this Section 9.5. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by certified mail, return receipt requested, postage prepaid, (b) sent via a reputable international express courier service, or (c) sent by facsimile transmission, with a copy by regular mail. The effective date of the notice shall be the actual date of receipt by the Receiving Party.
9.6    Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as the agent for the other Party.
9.7    Governing Law; Jurisdiction. This Agreement shall be governed and interpreted in accordance with the substantive laws of the State of New York, excluding its conflicts of laws principles. In the event any action shall be brought to enforce or interpret the terms of this Agreement, the Parties agree that such action will be brought in the State or Federal courts located in New York, New York. Each of the Parties hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by Applicable Law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
9.8    Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of the relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable, provided that the Parties shall negotiate in good faith a modification of this Agreement with a view to revising this Agreement in a manner which

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reflects, as closely as is reasonably practicable, the commercial terms of this Agreement as originally signed.
9.9    No Implied Waivers. The waiver by either Party of a breach or default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.
9.10    Headings. The headings of articles and sections contained this Agreement are intended solely for convenience and ease of reference and do not constitute any part of this Agreement, or have any effect on its interpretation or construction.
9.11    Entire Agreement; Amendment. This Agreement (along with the attachments) and the other Transaction Agreements (as amended as of the Effective Date) contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and, except as provided in Section 9.16 below, supersede and replace any and all previous arrangements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof and thereof. This Agreement (including the attachments hereto) may be amended only by a writing signed by each of the Parties.
9.12    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
9.13    No Third-Party Beneficiaries. Except as expressly contemplated herein, no Third Party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.
9.14    Further Assurances. Each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions.
9.15    Performance by Affiliates. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder and Affiliates of a Party are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and the relevant Party shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.
9.16    Effect of Amendment. Nothing in this Agreement shall be deemed to eliminate or modify any rights or obligations of the Parties under the Original License that had accrued prior to the Effective Date, including any obligations in respect of any election under subsection 85(1) of the Tax Act made pursuant to the Original License, it being understood and agreed by the Parties that the terms and conditions of this Agreement are effective from and after the Effective Date.

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9.17    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
[Signature Page Follows]
IN WITNESS WHEREOF, Licensee and Protiva have set their hands to this License and Services Agreement as of the date first written above.
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC.
By: /s/Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO

ARBUTUS BIOPHARMA CORPORATION
By: /s/Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO

PROTIVA BIOTHERAPEUTICS INC.
By: /s/Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO

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EXHIBIT A to
AMENDED AND RESTATED
LICENSE AND SERVICES AGREEMENT
[***]

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EXHIBIT M
FIRST AMENDMENT
TO
PROTIVA-MONSANTO SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE PROTIVA-MONSANTO SERVICES AGREEMENT (this “Amendment”) is made and entered into as of March 4, 2016, (the “Effective Date”) by and among Protiva Biotherapeutics, Inc., a British Columbia corporation (“Protiva”) and a wholly-owned subsidiary of Arbutus Biopharma Corporation, formerly Tekmira Pharmaceutcals Corporation (“Arbutus”), Protiva Agricultural Development Company Inc. (“PadCo”), a British Columbia corporation and a wholly-owned subsidiary of Protiva (the “Company”), and Monsanto Company, a Delaware corporation (“Monsanto”).

WHEREAS, Protiva, the Company and Monsanto entered into that certain Protiva-Monsanto Services Agreement on January 12, 2014 (the “Agreement”), and, contemporaneously with the execution of the Agreement: (a) Protiva, Arbutus, PadCo and Monsanto Canada entered into the Option Agreement and (b) PadCo, Protiva and Tekmira entered into the PadCo-Protiva License and Services Agreement;
WHEREAS, contemporaneously with the execution of this Amendment and as of the Effective Date: (a) the parties to the PadCo-Protiva License and Services Agreement are amending and restating the PadCo-Protiva License and Services Agreement, (b) the parties to the Option Agreement are amending and restating the Option Agreement, (c) Monsanto is exercising the Call Option to acquire all of the outstanding capital stock of PadCo, and (d) Closing is occurring;
WHEREAS, Protiva, the Company and Monsanto desire to amend the Agreement, effective as of the Effective Date, as set forth herein; and
NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree to amend and modify the Agreement as follows:

1.    All capitalized terms used in this Amendment, unless otherwise defined, shall have the meanings ascribed to such terms in the Agreement. In addition, the following terms shall have the following meanings for purposes of this Amendment:
(a)    “Monsanto New Improvement” means an invention that is (i) Monsanto New Intellectual Property, (ii) claimed in an issued patent owned by Monsanto and having a priority date that is on or after the Effective Date, and (iii) the practice of which, if practiced at the time of said priority date, would be covered by at least one Valid Claim of a Patent that is a Protiva Background Patent or Protiva Project Patent.

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(b)    “Monsanto New Intellectual Property” means all inventions that are conceived by Monsanto Personnel on or after the Effective Date and that are covered by at least one Valid Claim of a Patent. For the avoidance of doubt inventions that were conceived by Monsanto Personnel in the conduct of activities under the Research Program and that are not Joint Project Intellectual Property are Monsanto Project Intellectual Property and not Monsanto New Intellectual Property.
2.    The Parties acknowledge and agree that, as of the Effective Date, Monsanto Canada is exercising the Call Option prior to completion of Phase C (as such term is defined in the Research Program). Monsanto hereby elects to terminate research under the Research Plan as of the Effective Date and, therefore, the Parties acknowledge and agree that, on and as of the Effective Date, the Term of the Agreement shall be deemed to expire.
3.    The following new subsection (c) is hereby added to Section 4.2 of the Agreement:
“(c)    an irrevocable, worldwide, perpetual (subject to Sections 8.3 and 8.4), royalty-free, transferrable (subject to Section 9.1 below) license, with right to sublicense (subject to Section 4.3 below), in and to any Monsanto New Improvements for all purposes in the Protiva Field, which license shall be exclusive, other than in respect of any Monsanto New Improvements that Monsanto is obligated to license to a third party pursuant to any agreement in existence as of the Effective Date, in which case such license shall be non-exclusive.
4.    References to “Monsanto Improvements” in Sections 4.1, 4.3, 4.7, 4.9, 4.10, 6.2, and 8.3(ii) of the Agreement shall be deemed to also refer to and include Monsanto New Improvements.
5.    References to “Monsanto Project Intellectual Property” in Sections 4.1, 4.4, and 4.5 of the Agreement shall be deemed to also refer to and include Monsanto New Intellectual Property.
6.    In all other respects, the terms, conditions, and covenants of the Agreement shall remain unchanged and any rights that either of the Parties may have under the Agreement shall remain in full force and effect.
7.    This Amendment may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Each shall be considered signed when the signature of a Party is delivered by facsimile, electronic signature or electronic (email) transmission to the other Parties, when it is delivered in a manner that reasonably identifies the signatory as the Party named. Such electronic signatures shall be treated in all respects as having the same effect as an original signature. If requested by any Party, documents bearing an original signature may be subsequently and promptly submitted to replace copies bearing electronic signatures. By signing this Amendment the representatives of each Party thereby represent that such Person is duly authorized by the Party in question to execute this Amendment on behalf of such Party and that each respective Party agrees to be bound by the provisions thereof. The Parties to this document agree that a copy of the original signature (including

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an electronic copy) may be used for any and all purposes for which the original signature may have been used.

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IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have caused this Amendment to be executed and delivered as of the date first shown above.
PROTIVA BIOTHERAPEUTICS, INC.
By:      /s/Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY, INC.
By:      /s/Bruce Cousins
Name: Bruce Cousins
Title: Executive Vice President and CFO
MONSANTO COMPANY
By:     /s/Robert M. McCarroll
Name: Robert M. McCarroll, Ph. D.
Title:      VP, Chemistry Technology

1
6503474.5
6503474.10A
6503474.12

APPENDIX A
TO AMENDED AND RESTATED
PROTIVA AGRICULTURAL DEVELOPMENT COMPANY INC.
OPTION AGREEMENT
[***]

2
6503474.12